                                  EXHIBIT 4(e)
                                  ------------



                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                   ------------------------------------------

                           SECOND AMENDED AND RESTATED

                                 LOAN AGREEMENT

                                  $300,000,000

                                 CREDIT FACILITY

                                      FROM

                             THE BANK OF NOVA SCOTIA

                         PNC BANK, NATIONAL ASSOCIATION

                                NATIONSBANK, N.A.

                         WACHOVIA BANK OF GEORGIA, N.A.

                                    NBD BANK

                                 BANK ONE, N.A.

                                       AND

                               NATIONAL CITY BANK



                          (COLLECTIVELY, THE "LENDERS")

                                       AND

                             THE BANK OF NOVA SCOTIA

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION

                            AS AGENT FOR THE LENDERS

                                       TO

                    WORTHINGTON INDUSTRIES, INC. ("BORROWER")



                          DATED AS OF OCTOBER 14, 1998

                                         TABLE OF CONTENTS
1.      Definitions..............................................................................1

        1.1    Defined Terms.....................................................................1

        1.2    Other Definitional Provisions....................................................20

        1.3    Additional Definitional Provisions...............................................20

2.      Credit Facilities.......................................................................20

        2.1    Revolving Credit Facility........................................................20

        2.2    The Competitive Bid Facility.....................................................23

        2.3    Secondary Revolving Credit Facility..............................................27

        2.4    Additional Provisions Regarding Funding..........................................29

        2.5    Principal Payments...............................................................30

        2.6    Default Rate.....................................................................31

        2.7    Termination or Reduction of Revolving Commitments................................31

        2.8    Termination or Reduction of Secondary Revolving Credit Commitments...............31

        2.9    Records..........................................................................32

        2.10   Assumptions Regarding Notices....................................................32

        2.11   Computations, Fees, Payments, Etc................................................33

        2.12   Additional Costs.................................................................36

        2.13   Obligation to Indemnify..........................................................37

        2.14   Extension........................................................................38

        2.15   Increase of Total Revolving Credit Commitment....................................39

3.      Conditions Precedent....................................................................39

        3.1    Closing..........................................................................40

        3.2    Each Advance.....................................................................40

4.      Representations and Warranties..........................................................40

        4.1    Organization.....................................................................40

        4.2    Latest Financials................................................................40

        4.3    Recent Adverse Changes...........................................................40

        4.4    Litigation, Etc..................................................................41

        4.5    Taxes............................................................................41

        4.6    Authority........................................................................41

        4.7    Other Defaults...................................................................41

        4.8    Licenses, Etc....................................................................41

        4.9    ERISA............................................................................42

        4.10   Regulation U.....................................................................42

        4.11   Closing Memo.....................................................................42

        4.12   Environmental Matters............................................................42

5.      Affirmative Covenants...................................................................42

        5.1    Books and Records................................................................42

        5.2    SEC Filings and Shareholders Reports.............................................42

        5.3    Quarterly Statements.............................................................42

        5.4    Annual Statements................................................................43

        5.5    Taxes............................................................................43

        5.6    Insurance........................................................................43

        5.7    Compliance with Laws.............................................................43

        5.8    Environmental Violations.........................................................44

        5.9    ERISA Compliance.................................................................44

        5.10   Notice of Default................................................................44

        5.11   Change in Business...............................................................44

6.      Negative Covenants......................................................................44

        6.1    Liens............................................................................44

        6.2    Restrictions on Indebtedness of Consolidated Subsidiaries........................44

        6.3    Ownership........................................................................44

        6.4    Consolidated Indebtedness to Capitalization......................................45

        6.5    Net Worth........................................................................45

        6.6    Merger...........................................................................45

        6.7    Sale of Assets...................................................................45

        6.8    Transactions with Unrestricted Subsidiaries......................................45

        6.9    Governance Documents.............................................................45

7.      Events of Default.......................................................................45

        7.1    Payment..........................................................................46

        7.2    Covenants........................................................................46

        7.3    Representations and Warranties...................................................46

        7.4    Bankruptcy, Etc., of Borrower or an Active Consolidated Subsidiary...............46

        7.5    Bankruptcy, Etc., of Unrestricted Subsidiary.....................................46

        7.6    Judgments........................................................................46

        7.7    Other Indebtedness...............................................................47

8.      Intercreditor Lien and Payment Provisions...............................................47

        8.1    Sharing of Payments, Etc.........................................................47

        8.2    Receipt of Payments by Lenders...................................................49

        8.3    Distributions, Etc...............................................................49

        8.4    Benefit..........................................................................50

9.      Representations and Warranties to Survive...............................................50

10.     Environmental Indemnification...........................................................50

11.     Agents..................................................................................50

        11.1   Authorization and Action.........................................................50

        11.2   Agents' Reliance, Etc............................................................51

        11.3   Agents and Their Affiliates......................................................52

        11.4   Lender Credit Decision...........................................................52

        11.5   Indemnification..................................................................52

        11.6   Successor Agent..................................................................53

        11.7   Relations Among Lenders..........................................................53

        11.8   Benefit..........................................................................53

12.     General.................................................................................53

        12.1   Waiver...........................................................................53

        12.2   Notices..........................................................................54

        12.3   Successors and Assigns...........................................................56

        12.4   Modifications....................................................................60

        12.5   Illegality.......................................................................60

        12.6   Gender, Etc......................................................................60

        12.7   Headings.........................................................................61

        12.8   Liability of Lenders.............................................................61

        12.9   Execution in Counterparts........................................................61

        12.10  Remedies Cumulative..............................................................61

        12.11  Costs, Expenses and Legal Fees...................................................61

        12.12  Indemnity........................................................................62

        12.13  Continuing Agreement.............................................................62

        12.14  Complete Agreement...............................................................62

        12.15  No Third Party Beneficiaries.....................................................62

        12.16  Tax Withholding Clause...........................................................63

        12.17  No Partnership or Joint Venture..................................................63

        12.18  Governing Law and Jurisdiction; Waiver of Jury Trial.............................64

Exhibit A.......................................................................................67

                                     SECOND
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                 --------------


         WORTHINGTON INDUSTRIES, INC., an Ohio corporation, the successor in interest to Worthington Industries, Inc., a Delaware corporation ("Borrower"), the banks listed on the Amended and Restated Schedule 1 (each individually "Revolving Credit Lender" and collectively "Revolving Credit Lenders"), the banks listed on Schedule 2 (each individually "Secondary Revolving Credit Lender" and collectively, "Secondary Revolving Credit Lenders") and THE BANK OF NOVA SCOTIA and PNC BANK, NATIONAL ASSOCIATION, the successor in interest to PNC Bank, Ohio, National Association, as agents for the Lenders (as hereinafter defined) and individually as Revolving Credit Lenders and Secondary Revolving Credit Lenders (individually, the "Agent" and jointly and severally, "Agents"), hereby agree as set forth in the following sections of this Agreement. This Agreement completely amends and restates the Amended and Restated Loan Agreement between Borrower, Lenders and Agents dated as of May 30, 1997. All references in the Loan Documents (as hereinafter defined) to the "Loan Agreement" will mean this Agreement and all amendments hereto and restatements hereof.

1.       DEFINITIONS.

         1.1 DEFINED TERMS. For purposes of this Agreement the following terms will have the following meanings:

                  1.1.1 "Active Consolidated Subsidiary(ies)" will mean a Consolidated Subsidiary having a net worth in excess of $1,000,000.

                  1.1.2 "Advance" or "Advances" will mean Revolving Loans, Secondary Revolving Credit Loans, and Competitive Bid Loans made pursuant to this Agreement.

                  1.1.3 "Administrative Agent" will mean The Bank of Nova Scotia, its successors and assigns.

                  1.1.4 "Administrative Agent's Account" will mean the account of Administrative Agent maintained by Administrative Agent at its office for purpose of receipt of funds hereunder and as designated by Administrative Agent in a written notice to Borrower and Lenders.

                  1.1.5    "Affiliate(s)" will mean, with respect to any Person
                           (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, or (b) any Person who is a director or officer of such Person or any Subsidiary thereof. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to (i) vote ten percent (10%) or more of the voting equity of such other Person, or (ii) direct or cause the direction of the management and policies of such other Person, whether through voting securities, by contract or otherwise.

                  1.1.6 "Aggregate Outstanding Revolving Credit" will mean an amount equal to the aggregate unpaid principal amount of all Revolving Loans and of all Competitive Bid Loans.

                  1.1.7 "Aggregate Outstanding Secondary Revolving Credit" will mean an amount equal to the aggregate unpaid principal amount of all Secondary Revolving Credit Loans.

                  1.1.8 "Agreement" will mean this Loan Agreement and any amendments or supplements thereto made from time to time in accordance with the terms of this Agreement.

                  1.1.9 "Alternate Base Rate" will mean the higher of: (i) the average of the Base Rate of each of the Agents or
                           (ii) the Federal Funds Rate plus 0.5% per annum. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Rate will be effective on the effective date of such change in the Base Rate or the Federal Funds Rate without notice to Borrower. The Administrative Agent will provide Borrower notice of any change in the Alternate Base Rate as soon as practicable but in any event within 24 hours, provided, however, that any failure of Administrative Agent to provide such notice will not affect the effectiveness of the change in the Alternate Base Rate.

                  1.1.10 "Alternate Base Rate Advance" will mean any Advance or Converted Advance that bears interest based upon the Alternate Base Rate.

                  1.1.11 "Alternate Secondary Revolving Credit Base Rate" will mean the higher of: (i) the average of the Base Rate of each of the Agents or (ii) the Federal Funds Rate plus 0.55% per annum. Any change in the Alternate Secondary Revolving Credit Base Rate due to a change in the Base Rate or the Federal Funds Rate will be effective on the effective date of such change in the Base Rate or the Federal Funds Rate without notice to Borrower. The Administrative Agent will provide Borrower notice of any change in the Alternate Secondary Revolving Credit Base Rate as soon as practicable but in any event within 24 hours, provided, however, that any failure of Administrative Agent to provide such notice will not affect the effectiveness of the change in the Alternate Secondary Revolving Credit Base Rate.

                  1.1.12 "Alternate Secondary Revolving Credit Base Rate Advance" will mean any Advance or Converted Advance that bears interest based upon the Alternate Secondary Revolving Credit Base Rate.

                  1.1.13   "Applicable Margin" will mean:

                           1.1.13.1 as to Revolving Loans that bear interest at
                               the Euro-Rate, initially 18.5 basis points;
                               provided that such rate will be adjusted as follows based on Borrower's Senior Unsecured Debt Rating determined as of the end of the Borrower's previous quarter:

                              SENIOR UNSECURED DEBT RATING     APPLICABLE MARGIN
                                                               (IN BASIS POINTS)
                              greater than or equal to A/A2            17.0

                              A-/A3                                    18.5

                              BBB+/Baa1                                20.0

                              BBB/Baa2                                 22.5

                              less than BBB/Baa2                       25.0

                           The Applicable Margin as to Revolving Loans that bear interest at the Euro-Rate will be adjusted as of the first day of the fiscal quarter based upon the Senior Unsecured Debt Rating as determined by Administrative Agent. In the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Ratings Service, a division of McGraw-Hill Companies, Inc. ("Standard & Poors"), the higher of the two ratings will control. Such adjustments will apply to all outstanding Revolving Loans that bear interest at the Euro-Rate and to any such Advances made or converted on or after such date.

                           1.1.13.2 as to Competitive Bid Loans that bear
                               interest at the Euro-Rate, the margin specified in the related Competitive Bid accepted by Borrower.

                  1.1.14 "Applicable Secondary Revolving Credit Margin" will mean as to Secondary Revolving Credit Loans that bear interest at the Euro-Rate, initially 20.0 basis points; provided that such rate will be adjusted as follows based on Borrower's Senior Unsecured Debt Rating determined as of the end of the Borrower's previous quarter:

                           SENIOR UNSECURED DEBT RATING     APPLICABLE SECONDARY
                                                            REVOLVING CREDIT
                                                            MARGIN
                                                            (IN BASIS POINTS)
                           greater than or equal to A/A2           18.5

                           A-/A3                                   20.0

                           BBB+/Baa1                               21.5

                           BBB/Baa2                                24.0

                           less than BBB/Baa2                      26.5

                           The Applicable Secondary Revolving Credit Margin as to Secondary Revolving Credit Loans that bear interest at the Euro-Rate will be adjusted as of the first day of the fiscal quarter based upon the Senior Unsecured Debt Rating as determined by Administrative Agent. In the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Ratings Service, a division of McGraw-Hill Companies, Inc. ("Standard & Poors"), the higher of the two ratings will control. Such adjustments will apply to all outstanding Secondary Revolving Credit Loans that bear interest at the Euro-Rate and to any such Advances made or converted on or after such date.

                  1.1.15 "Assignment and Acceptance" will mean a form substantially in the form of the Amended and Restated Assignment and Acceptance form delivered to each Revolving Credit Lender to transfer interests in its Loans.

                  1.1.16 "Attorneys Fees" will mean the reasonable value of the services (and all costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Lender from time to time to: (i) take any action in or with respect to any suit or proceedings (bankruptcy or otherwise) relating to this Agreement;
                           (ii) enforce any of Lender's rights to collect any of the Obligations; (iii) give Lender advice with respect to this Agreement, including but not limited to advice in connection with any default, workout or bankruptcy; and (iv) prepare any amendments, restatements, or waivers to this Agreement or any of the documents executed in connection with any of the Obligations.

                  1.1.17 "Available Commitment" will mean, as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender's Revolving Commitment over (b) the then outstanding Revolving Loans made by such Revolving Credit Lender.

                  1.1.18 "Available Secondary Revolving Credit Commitment" will mean, as to any Secondary Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Secondary Revolving Credit Lender's Secondary Revolving Credit Commitment over (b) the then outstanding

                           Secondary Revolving Credit Loans made by such Secondary Revolving Credit Lender.

                  1.1.19 "Base Rate" will mean the rates established by each of the Administrative Agent and the Documentation Agent from time to time based on its consolidation of various factors, including money market, business and competitive factors, and is not necessarily its most favored interest rate, provided that in no event will the Base Rate of either Agent exceed such Agent's announced "prime rate".

                  1.1.20 "Borrower's Account" will mean the account of Borrower at Administrative Agent designated by Administrative Agent for use hereunder.

                  1.1.21 "Borrowing" will mean an Advance made on a given Borrowing Date.

                  1.1.22 "Borrowing Date" will mean the date on which an Advance is made.

                  1.1.23 "Business Day" will mean a day of the year on which banks located in New York, New York are not required or authorized to close and, if the applicable Business Day relates to any Euro-Rate Advance, such day must also be a day on which dealings are carried on in the London interbank market.

                  1.1.24 "Capitalization" will mean Consolidated Indebtedness plus Net Worth.

                  1.1.25 "Closing" will mean the execution and delivery of the documents listed on the Closing Memo.

                  1.1.26   "Closing Date" will mean April 28, 1995.

                  1.1.27 "Closing Memo" will mean the Amended and Restated Closing Memorandum between Borrower and Documentation Agent in connection with the transactions represented by this Agreement.

                  1.1.28 "Code" will mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

                  1.1.29 "Competitive Bid Borrowings" will mean the amount of Competitive Bid Loans outstanding at any particular time.

                  1.1.30 "Competitive Bid Conditions" will mean the conditions set forth in Section 2.2 and 3, below, and in the Competitive Bid Notes.

                  1.1.31 "Competitive Bid Facility" will mean the credit facility described in Section 2.2 below.

                  1.1.32 "Competitive Bid Lender" will mean any Lender that makes a Competitive Bid Loan, its successors and assigns.

                  1.1.33 "Competitive Bid Loans" will mean the Advances described in Section 2.2, below.

                  1.1.34 "Competitive Bid Notes" will mean collectively the Amended and Restated Competitive Bid Notes evidencing the Competitive Bid Facility described in Section 2.2, below, and will include all amendments thereto and any future restatements thereof.

                  1.1.35 "Competitive Bid Rate" will mean the interest rate applicable to a Competitive Bid or a Competitive Bid Loan.

                  1.1.36 "Competitive Bid Request(s)" will mean the form for requesting Competitive Bid Loans in the form of the Amended and Restated Competitive Bid Requests delivered by Documentation Agent to Borrower, and all amendments thereto and any future restatements thereof.

                  1.1.37 "Competitive Bids" will mean offers by Revolving Credit Lenders to make Competitive Bid Loans made in accordance with Section 2.2, below, pursuant to the form for requesting Competitive Bid Loans delivered by Documentation Agent to Revolving Credit Lenders in connection with the Closing and all amendments thereto and restatements thereof.

                  1.1.38 "Compliance Certificate" will mean the Amended and Restated Compliance Certification in the form delivered to Borrower by Documentation Agent.

                  1.1.39 "Consolidated Group" will mean Borrower and those of its Subsidiaries treated as Consolidated Subsidiaries for purposes of this Agreement.

                  1.1.40 "Consolidated Indebtedness" will mean at any date, the Indebtedness of Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  1.1.41 "Consolidated Subsidiary(ies)" will mean at any date any Subsidiary the accounts of which would be consolidated with those of Borrower in its consolidated financial statements if such statements were prepared as of such date, but excluding any Unrestricted Subsidiary.

                  1.1.42 "Conversion" or "Converted" will mean the switching from one rate mode to another for a particular Advance or Converted Advance in accordance with the terms of this Agreement.

                  1.1.43 "Converted Advance" will mean a Revolving Advance or Secondary Revolving Credit Advance where the rate of interest originally elected has been converted by means of a Conversion.

                  1.1.44 "Credit Facilities" will mean the Revolving Credit Facility, the Secondary Revolving Credit Facility and the Competitive Bid Facility evidenced by this Agreement as described in Section 2, below.

                  1.1.45 "Current Audited Financial Statements" will mean Borrower's audited consolidated balance sheet dated May 31, 1994 and Borrower's related audited consolidated statements of earnings, shareholders' equity and cash flows for the fiscal year ended May 31, 1994, all as set forth in Borrower's Form 10-K for the year ended May 31, 1994.

                  1.1.46 "Current Financial Statements" will mean the Current Audited Financial Statements and Borrower's unaudited consolidated balance sheet dated November 30, 1994 and Borrower's related unaudited consolidated statements of earnings, shareholders' equity and cash flows for the six months ended November 30, 1994, all as set forth in Borrower's Form 10-Q for the six months ended November 30, 1994 (subject to normal year-end adjustments).

                  1.1.47 "Default" will mean any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

                  1.1.48 "Default Rate" will mean the Alternate Base Rate in effect, from time to time, plus two percent (2%) per annum, but not more than the highest rate permitted by applicable law.

                  1.1.49 "Designated Lender" will mean any Person who has been designated by a Revolving Credit Lender to fund Competitive Bid Loans and has executed a Designation Agreement and thereby become a party to this Agreement pursuant to Section 12.3.7.

                  1.1.50 "Designating Lender" shall have the meaning assigned to such term in Section 12.3.7.

                  1.1.51 "Designation Agreement" means a designation agreement entered into by a Revolving Credit Lender and a Designated Lender and accepted by the Agent, in substantially the form of Exhibit A hereto.

                  1.1.52 "Documentation Agent" will mean PNC Bank, National Association, its successors and assigns.

                  1.1.53 "Dollars" will mean lawful money of the United States of America.

                  1.1.54 "Environmental Laws" will mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to the emission, discharge or release of pollutants, contaminants, Hazardous Wastes or substances into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Wastes or substances or the clean-up or other remediation thereof.

                  1.1.55 "ERISA" will mean the Employee Retirement Income Security Act of 1974, or any successor statute, as amended or supplemented from time to time.

                  1.1.56 "ERISA Affiliate" will mean any person (as defined in Section 3.1 of ERISA) including each trade or business (whether or not incorporated) that together with Borrower, or any Subsidiary thereof, would be deemed to be a "single employer" or member of the same "controlled group" within the meaning of Section 414 of the Code.

                  1.1.57   "Event of Default" will have the meaning set forth in
                           Section 7.

                  1.1.58 "Eurocurrency Liabilities" will have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  1.1.59 "Euro-Rate" will mean, with respect to the Revolving Loans or Secondary Revolving Credit Loans comprising any Advance or Converted Advance to which the Euro-Rate applies for an Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient will be rounded upward to the nearest 1/100th of 1% per annum): (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination will be conclusive absent manifest error) to be the average of the London interbank offered rates set forth on the "LIBOR" page of the Reuters Monitor Money Rate Service (or appropriate successor, or if Reuters or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at approximately 11:00 a.m. London time two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Advance or Converted Advance and having a borrowing date and maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                           Average of London interbank offered rates on LIBOR page of Euro-Rate =

                                  Reuters Monitor Money Rate Service
                                        or appropriate successor
                                  -----------------------------------
                                  1.00 - Euro-Rate Reserve Percentage

                  1.1.60 "Euro-Rate Advance" will mean any Advance or Converted Advance that bears interest based upon the Euro-Rate.

                  1.1.61 "Euro-Rate Competitive Bid Loan(s)" will mean a Competitive Bid Loan with interest based upon the Euro-Rate.

                  1.1.62 "Euro-Rate Reserve Percentage" of Lender for the Interest Period for any Euro-Rate Advance will mean the reserve percentage applicable, if any, as determined by Administrative Agent, during such Interest Period (or, if more than one such percentage will be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage are applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  1.1.63 "Federal Funds Rate" will mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  1.1.64 "Fixed Rate" will mean with respect to each Fixed Rate Advance, the rate specified in the Competitive Bid accepted by Borrower with respect to such Fixed Rate Advance.

                  1.1.65 "Fixed Rate Advance" will mean any Advance that bears interest based upon a Fixed Rate.

                  1.1.66 "Fixed Rate Competitive Bid Loan" will mean a Competitive Bid Loan with interest based upon the Fixed Rate.

                  1.1.67 "GAAP" will mean generally accepted accounting principles.

                  1.1.68 "Governmental Authority" will mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of the United States of America, of any state, the District of Columbia, municipality or any other governmental entity.

                  1.1.69 "Hazardous Wastes", "hazardous substances" and "pollutants or contaminants" will mean any substances, waste, pollutant or contaminant now or hereafter included with any respective terms under any now existing or hereinafter enacted or amended federal, state or local statute, ordinance, code or regulation designed to protect the environment, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA").

                  1.1.70 "Indebtedness" will mean, for any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bond, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with generally accepted accounting principles, (v) all Indebtedness of others guaranteed by such Person and (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument; provided, however, that in calculating Borrower's Indebtedness, Borrower's "DECS" Exchangeable Notes relating to its investment in Rouge Steel will be excluded from Borrower's Indebtedness.

                  1.1.71 "Interest Period" will mean, for each Advance or Converted Advance bearing interest at the Euro-Rate, or each Advance bearing interest at the Fixed Rate, the period commencing on the date of such Advance or Converted Advance, through and including the last day of the period selected by Borrower pursuant to the provisions below. The duration of each such Interest Period will be thirty, sixty, ninety or one hundred eighty days for Euro-Rate Advances and the number of days selected by Borrower for Fixed Rate Advances, except as such is limited below, in each case as Borrower may select; provided, however, that:

                           1.1.71.1 Borrower may not select any Interest Period
                               for any Advances or Converted Advances which end after the Termination Date or the Secondary Revolving Credit Termination Date, as applicable;

                           1.1.71.2 whenever the last day of any such Interest
                               Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period will be extended to occur on the next succeeding Business Day; and

                           1.1.71.3 Fixed Rate Advances will have a minimum
                               interest period of 7 days and a maximum Interest Period of 180 days.

                  1.1.72 "Lender(s)" will mean any Revolving Credit Lender, Secondary Revolving Credit Lender, or Designated Lender.

                  1.1.73 "Loan Documents" will mean this Agreement, the Notes and the documents listed on the Closing Memo.

                  1.1.74 "Loans" will mean any and all advances of funds under this Agreement or any of the Notes.

                  1.1.75 "Majority Lenders" will mean, when taken in the aggregate: (i) prior to any acceleration of the Loans by Agents, Revolving Credit Lenders and Secondary Revolving Credit Lenders holding at least fifty-one percent (51%) of the Total Commitment and (ii) after any acceleration of the Loans by Agents, Lenders holding at least fifty-one percent (51%) of the outstanding Loans, in any case, as adjusted from time to time.

                  1.1.76 "Material Adverse Effect" will mean an effect on the business, financial condition, assets or liabilities of Borrower and its Consolidated Subsidiaries, considered on a consolidated basis, which, when combined on a cumulative basis with other changes in the business, financial condition, assets and liabilities of Borrower and its Consolidated Subsidiaries, considered on a consolidated basis: (i) would have an adverse effect on the ability of Borrower to perform its obligations under the Loan Documents or (ii) would result in a material adverse change in the financial condition of Borrower and its Consolidated Subsidiaries, considered on a consolidated basis.

                  1.1.77 "Multiemployer Plan" will mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  1.1.78 "Net Worth," at any particular time, will mean assets minus liabilities, as determined in accordance with GAAP. Net Worth will be calculated on a consolidated basis for Borrower and its Consolidated Subsidiaries.

                  1.1.79 "Notes" will mean the Revolving Notes, the Secondary Revolving Credit Notes and the Competitive Bid Notes of Borrower to the Lenders outstanding by Borrower to any Lender from time to time evidencing the Revolving Loans, the Secondary Revolving Credit Loans, and the Competitive Bid Loans, and will include any amendments, extensions and renewals made thereto from time to time.

                  1.1.80 "Notice(s) of Borrowing" will mean the notice required under Section 2.1, below, in the form delivered by Documentation Agent to Borrower in connection with the Closing.

                  1.1.81 "Notice(s) of Prepayment" will mean the notice required under Section 2.5, below, in connection with a prepayment of any of the Loans in the form delivered by Documentation Agent to Borrower in connection with the Closing.

                  1.1.82 "Notice(s) of Secondary Revolving Credit Borrowing" will mean the notice required under Section 2.3, below, in the form delivered by Documentation Agent to Borrower in connection with the Closing.

                  1.1.83 "Notices" will mean all Notices of Borrowing, Notices of Prepayment, Competitive Bid Requests, any notice of termination or reduction of Revolving Commitments or the Secondary Revolving Credit Commitments and any other notices under this Agreement.

                  1.1.84 "Obligations" will mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to Agents and/or any or all of Lenders from Borrower of any kind or nature arising under this Agreement, the Notes or any of the Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and all charges, expenses, fees, including but not limited to reasonable Attorneys Fees, and any other sums chargeable to Borrower under any of the Obligations.

                  1.1.85 "PBGC" will mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  1.1.86   "Permitted Liens" will mean:

                           1.1.86.1 liens securing the payment of taxes, either
                               not yet due or the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by GAAP;

                           1.1.86.2 deposits under workers' compensation,
                               unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                           1.1.86.3 liens imposed by law, such as carriers',
                               warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

                           1.1.86.4 purchase money liens incurred in the
                               connection with the acquisition of capital assets limited to the specific assets acquired with such financing (subject to the acquisition of such assets and incurrence of such debt being otherwise permitted by the terms of this Agreement);

                           1.1.86.5 liens existing on the date of this Agreement
                               securing Indebtedness outstanding on the date of this Agreement in aggregate principal amount not exceeding $10,700,000;

                           1.1.86.6 any lien existing on any asset of any
                               corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                           1.1.86.7 any lien on any asset of any corporation
                               existing at the time such corporation is merged or consolidated with or into Borrower or a Subsidiary and not created in contemplation of such event;

                           1.1.86.8 any lien existing on any asset prior to the
                               acquisition thereof by Borrower or a Subsidiary and not created in contemplation of such event;

                           1.1.86.9 any lien arising out of the refinancing,
                               extension, renewal or refunding of any
                               Indebtedness secured by any lien permitted by any of the foregoing Section 1.1.86.4 through
                               1.1.86.8 of this definition, provided that such Indebtedness is not increased and is not secured by any additional assets;

                           1.1.86.10 liens incidental to the conduct of its
                               business or the ownership of its assets which (i) do not secure Indebtedness or derivative obligations, (ii) do not secure any obligation, or related series of obligations, in an amount exceeding $20,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                           1.1.86.11 liens on cash and cash equivalents securing
                               derivative obligations, provided that the aggregate amount of cash equivalents subject to such liens may at no time exceed $10,000,000;

                           1.1.86.12 any attachment lien being contested in good
                               faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise thereto will not, within sixty days after the entry thereof, have been discharged or fully bonded or will not have been discharged within sixty days after the termination of any such bond;

                           1.1.86.13 any judgment lien, unless the judgment it
                               secures will not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within sixty days after the expiration of any such stay;

                           1.1.86.14 easements, rights-of-way, zoning
                               restrictions and other restrictions, charges or encumbrances incurred in the ordinary course of business and not materially interfering with the ordinary conduct of the business;

                           1.1.86.15 any lien on property of a Subsidiary
                               securing Indebtedness of such Subsidiary owing to Borrower or a Consolidated Subsidiary; and

                           1.1.86.16 liens to banks arising from the issuance of
                               letters of credit issued by such banks ("issuing banks") on the following: (i) any and all shipping documents, warehouse receipts, policies or certificates of insurance and other document accompanying or relative to drafts drawn under any credit, and any draft drawn thereunder (whether or not such documents, goods or other property be released to or upon the order of Borrower or any Subsidiary under a security agreement or trust or bailee receipt or otherwise), and the proceeds of each and all of the foregoing; (ii) the balance of every deposit account, now or at any time hereafter existing, of Borrower or any Subsidiary with the issuing banks, and any other claims of Borrower or any Subsidiary against the issuing banks; and all property claims and demands and all rights and interests therein of Borrower or any Subsidiary and all evidences thereof and all proceeds thereof which have been or at any time will be delivered to or otherwise come into the issuing bank's possession, custody or control, or into the possession, custody or control of any bailee for the issuing bank or of any of its agents or correspondents for the account of the issuing bank, for any purpose, whether or not the express purpose of being used by the issuing bank as collateral security or for the safekeeping or for any other or different purpose, the issuing bank being deemed to have possession or control of all of such property actually in transit to or from or set apart for the issuing bank, any bailee for the issuing bank or any of its correspondents for others acting in its behalf, it being understood that the receipt at any time by the issuing bank, or any of its bailees, agents or correspondents, or other security, of whatever nature, including cash, will not be deemed a waiver of any of the issuing bank's rights or power hereunder; (iii) all property shipped under or pursuant to or in connection with any credit or drafts drawn thereunder or in any way related thereto, and all proceeds thereof; (iv) all additions to and substitutions for any of the property enumerated above in this subsection.

                  1.1.87 "Person" will mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  1.1.88 "Plan" will mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of Borrower or any ERISA Affiliate.

                  1.1.89 "Prepayment Premium" will mean the following and will be applicable regardless of whether or not such prepayment is in full or in part, or voluntary, on default or otherwise:

                           1.1.89.1 as to Euro-Rate Advances and Fixed Rate
                               Advances, an amount equal to the excess of the interest that would have been received from Borrower by Administrative Agent for the account of Lender at the rate applicable to the portion of the Advance prepaid during the remaining portion of the relevant Interest Period, over the return which Lender could have obtained if it invested the amount of such prepayment at the Euro-Rate that would have been in effect if an Interest Period began on the date of such prepayment; and such funds had remained invested until the expiration of the relevant Interest Period; and

                           1.1.89.2 as to Alternate Base Rate Advances or
                               Alternate Secondary Revolving Credit Base Rate Advances, zero.

                  1.1.90 "Ratable Portion" will mean: (i) as to Revolving Loans, with respect to any Revolving Credit Lender, a fraction (expressed as a percentage), the numerator of which will be the amount of such Revolving Credit Lender's Revolving Commitment, and the denominator of which will be the aggregate amount of all of Revolving Credit Lenders' Revolving Commitments; provided, however, that as to any Revolving Credit Lender that fails or refuses to make its Ratable Portion of any Advance, such Revolving Credit Lender's Ratable Portion of payments distributable to Revolving Credit Lenders will be adjusted accordingly; (ii) as to Secondary Revolving Credit Loans, with respect to any Secondary Revolving Credit Lender, a fraction (expressed as a percentage), the numerator of which will be the amount of such Secondary Revolving Credit Lender's Secondary Revolving Credit Commitment, and the denominator of which will be the aggregate amount of all of Secondary Revolving Credit Lenders' Secondary Revolving Credit Commitments; provided, -------- however, that as to any Secondary Revolving Credit Lender that fails or refuses to make its Ratable Portion of any Advance, such Secondary Revolving Credit Lender's Ratable Portion of payments distributable to Secondary Revolving Credit Lenders will be adjusted accordingly; and (iii) as to Competitive Bid Loans, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which will be the amount of such Lender's outstanding Competitive Bid Loans, and the denominator of which will be the aggregate amount of all of Lenders' outstanding Competitive Bid Loans; provided, however, that -------- as to any Revolving Credit Lender that fails or refuses to make its Ratable Portion of any Advance, such Revolving Credit Lender's Ratable Portion of payments distributable to Lenders will be adjusted accordingly and interest on Competitive Bid Loans will be allocated pro rata based on interest actually due each Lender.

                  1.1.91 "Reportable Event" will mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  1.1.92 "Responsible Officer" will mean, with respect to any Person its chairman, chief executive officer, president, chief financial officer, controller, treasurer or an assistant treasurer with respect to Compliance Certificates and notices of termination or reduction of the Total Commitments and with respect to any other Notices hereunder, any officers or employees authorized by resolutions delivered by Borrower to Administrative Agent from time to time.

                  1.1.93 "Revolving Advance" or "Revolving Advances" will mean Revolving Loans made pursuant to this Agreement.

                  1.1.94   "Revised Closing Date" will mean May 30, 1997.

                  1.1.95 "Revolving Commitment(s)" will mean, as to any Revolving Credit Lender, the dollar amount set forth opposite its name on the Amended and Restated
                           Schedule 1 hereto under the heading Revolving Commitment, as such amount may be reduced from time to time pursuant to this Agreement.

                  1.1.96 "Revolving Conditions" will mean the conditions set forth in Sections 2.1 and 3, below, and in the Revolving Notes.

                  1.1.97 "Revolving Credit Facility" will mean collectively the credit facility described in Section 2.1, below.

                  1.1.98 "Revolving Credit Facility Fee" will mean the fee specified in Section 2.11.2.1, below.

                  1.1.99   "Revolving Loans" will mean the Advances described in
                           Section 2.1, below.

                  1.1.100 "Revolving Notes" will mean collectively the notes evidencing the evidencing the credit facility described in Section 2.1, below, which will be in the form of the Amended and Restated Revolving Credit Notes delivered by Borrower to Revolving Credit Lenders dated the Revised Closing Date 1997, and will include all amendments, extensions and renewals made thereto from time to time.

                  1.1.101 "Second Revised Closing Date" will mean October 14, 1998.

                  1.1.102 "Secondary Revolving Credit Advance" or "Secondary Revolving Credit Advances" will mean Secondary Revolving Credit Loans made pursuant to this Agreement.

                  1.1.103 "Secondary Revolving Credit Commitment(s)" will mean, as to any Secondary Revolving Credit Lender, the dollar amount set forth opposite its name on the
                           Schedule 2 hereto under the heading Secondary Revolving Credit Commitment, as such amount may be reduced from time to time pursuant to this Agreement.

                  1.1.104 "Secondary Revolving Credit Conditions" will mean the conditions set forth in Sections 2.3 and 3, below, and in the Secondary Revolving Credit Notes.

                  1.1.105 "Secondary Revolving Credit Facility" will mean collectively the credit facility described in Section 2.3, below.

                  1.1.106 "Secondary Revolving Credit Facility Fee" will mean the fee specified in Section 2.11.2.2, below.

                  1.1.107 "Secondary Revolving Credit Loans" will mean the Advances described in Section 2.3, below.

                  1.1.108 "Secondary Revolving Credit Notes" will mean collectively the notes evidencing the evidencing the credit facility described in Section 2.3, below, which will be in the form of the Secondary Revolving Credit Notes delivered by Borrower to Secondary Revolving Credit Lenders dated the Second Revised Closing Date, and will include all amendments, extensions and renewals made thereto from time to time.

                  1.1.109 "Secondary Revolving Credit Notice of Borrowing" will mean the notice required under Section 2.3, below, in the form delivered by Documentation Agent to Borrower in connection with the Closing.

                  1.1.110 "Secondary Revolving Credit Termination Date" will mean September 30, 1999; provided, however, that the Secondary Revolving Credit Termination Date will in no event be later than the date on which all of the Secondary Revolving Credit Commitments for the Credit Facilities will have been terminated in whole, whether by expiration or upon acceleration.

                  1.1.111 "Senior Unsecured Debt Rating" will mean the rating given to Borrower's senior unsecured debt by Moody's Investors Service, Inc. (or any successor to its securities ratings business) or by Standard & Poor's Corporation (or any successor to its securities ratings business).

                  1.1.112 "Side Letter" will mean the letter between the Documentation Agent, Administrative Agent and Borrower relating to certain fees executed in connection with the arrangement of the Credit Facilities.

                  1.1.113 "Subsidiary" will mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

                  1.1.114 "Termination Date" will mean May 30, 2003; provided, however, that the Termination Date will in no event be later than the date on which all of the Revolving Commitments for the Credit Facilities will have been terminated in whole, whether by expiration or upon acceleration.

                  1.1.115 "Total Commitment" will mean the sum of the Total Revolving Credit Commitment plus the Total Secondary Revolving Credit Commitment, as such amount may be reduced, from time to time, in accordance with the terms of this Agreement.

                  1.1.116 "Total Revolving Credit Commitment" will mean the aggregate of the Revolving Commitments, which in no event will exceed $190,000,000 in the aggregate, except as otherwise provided in Section 2.15.

                  1.1.117 "Total Secondary Revolving Credit Commitment" will mean the aggregate of the Secondary Revolving Credit Commitments, which in no event will exceed $110,000,000 in the aggregate.

                  1.1.118 "UCC" will mean the Uniform Commercial Code as adopted by the applicable state or states.

                  1.1.119 "Unrestricted Subsidiary" will mean any Subsidiary which would otherwise be a Consolidated Subsidiary, but which has been designated as an Unrestricted Subsidiary by Borrower pursuant to the provisions hereof. Borrower will deliver to Documentation Agent a list of any Subsidiaries it wishes to designate as Unrestricted Subsidiaries, if any, as of the closing of this Agreement. Thereafter, from time to time Borrower may at its option:

                           1.1.119.1 designate any Consolidated Subsidiary as an
                               Unrestricted Subsidiary but only if: (i) immediately after giving effect to such change in designation no condition or event will exist which constitutes a Default or an Event of Default and (ii) the elimination of the Subsidiary from the Consolidated Group would not have a Material Adverse Effect, provided, however, that Borrower may not designate any Consolidated Subsidiaries as Unrestricted Subsidiaries if the aggregate operating income of the Consolidated Subsidiaries so designated at that time would account for more than 30% of the consolidated operating income of the Borrower and its Consolidated Subsidiaries for the most recently completed four fiscal quarters. Thereafter, for purposes of this calculation: (i) operating income of Unrestricted Subsidiaries will be excluded from the consolidated operating income of the Borrower and its Consolidated Subsidiaries and (ii) fiscal quarters used previously will be excluded; and

                           1.1.119.2 designate any Unrestricted Subsidiary which
                               otherwise meets the definition of a Consolidated Subsidiary, as a Consolidated Subsidiary, if but only if, immediately after giving effect to such change in designation: (i) any and all outstanding Indebtedness of such Subsidiary could then have been incurred in compliance with this Agreement and (ii) no condition or event will exist which constitutes a Default or an Event of Default, provided, however, that if Borrower has designated a Subsidiary which was previously treated as a Consolidated Subsidiary as an Unrestricted Subsidiary during the term of this Agreement, Borrower may not again designate such Subsidiary as a Consolidated Subsidiary without the consent of the Majority Lenders.

                           Any change in designation will be made by Borrower giving written notice to the Administrative Agent not less than thirty nor more than sixty days prior to the date for such change in designation, in each case specifying such date and the name of the Subsidiary whose designation is to be so changed, which notice will be accompanied by an officer's certificate certifying that the conditions required for such change in designation will not be violated. Administrative Agent then in turn will send a copy of such designation request to Lenders. Notwithstanding the foregoing, if due to an acquisition or other event which would cause an entity which was not previously a Consolidated Subsidiary to become a Consolidated Subsidiary, Borrower may immediately elect to have such entity not become a Consolidated Subsidiary, but instead to be designated as an Unrestricted Subsidiary, without regard to the notice period set forth above.

                  1.1.120 "Withdrawal Liability" will mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         1.2 OTHER DEFINITIONAL PROVISIONS. Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Notes. Unless otherwise specified, all accounting terms used herein will be interpreted, all accounting determinations hereunder will be made, and all financial statements required to be delivered hereunder will be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the Current Audited Financial Statements; provided that, if Borrower notifies the Agents that Borrower wishes to amend any covenant in Section 6 to eliminate a material variation in the operation of such covenant by virtue of a change in GAAP (or if Agents notify Borrower that the Majority Lenders wish to amend Section 6 for such purpose), then Borrower's compliance with such covenant will be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and the Majority Lenders.

         1.3 ADDITIONAL DEFINITIONAL PROVISIONS. All terms defined in this Agreement in the singular will have comparable meanings when used in the plural and vice-versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will mean this Agreement as a whole and not any particular provision of this Agreement.

2.       CREDIT FACILITIES.

         2.1      REVOLVING CREDIT FACILITY.

                  2.1.1 BORROWINGS. Each Revolving Credit Lender severally agrees to make, subject to the terms and conditions herein set forth, loans to Borrower on any Business Day during the period from the Closing Date to the

                           Business Day preceding the Termination Date upon the request of Borrower in an amount not to exceed the Available Commitment of such Revolving Credit Lender; provided that:

                           2.1.1.1 the Aggregate Outstanding Revolving Credit
                               will not exceed at any time the Total Revolving Credit Commitment, except as provided in Section 2.15;

                           2.1.1.2 the making of Competitive Bid Loans by a
                               Revolving Credit Lender will not change the obligation of such Revolving Credit Lender to make Revolving Loans hereunder up to its Available Commitment;

                           2.1.1.3 within the above-described limits, Borrower
                               may borrow and reborrow under this Section; and

                           2.1.1.4 the Revolving Loans will be evidenced by the
                               Revolving Notes and will bear interest and be payable in the manner set forth herein.

                  2.1.2 MANNER OF BORROWINGS. Borrower will give Administrative Agent a Notice of Borrowing with respect to each Borrowing under the Revolving Credit Facility, not later than 11:00 a.m. (New York, New York time) three Business Days prior to the proposed Borrowing Date with respect to Euro-Rate Advances and on the same Business Day as the proposed Borrowing Date with respect to Alternate Base Rate Advances. Administrative Agent will give to each Revolving Credit Lender prompt notice thereof by telex, telecopier or cable. Each Notice of Borrowing will be by telex, telecopier or cable (or by telephonic notice confirmed in writing by a Notice of Borrowing delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice, including but not limited to the requested:
                           (i) Borrowing Date and (ii) aggregate amount of such Borrowing. Each Borrowing will be in an aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof. Each Revolving Credit Lender will, before 11:00 a.m. (New York, New York time) on the Borrowing Date, make available for Administrative Agent's Account, in same day funds, such Revolving Credit Lender's Ratable Portion of such Borrowing. After Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3 hereof, Administrative Agent will make such funds available to Borrower by crediting Borrower's Account.

                  2.1.3    RATES OF INTEREST.

                           2.1.3.1 Borrower will pay Administrative Agent for
                               the account of Revolving Credit Lenders interest on the outstanding principal balance of each Advance or Converted Advance under the Revolving Credit Facility from the date of each such Advance or Converted Advance until paid at a rate of interest equal to: (i) the Alternate Base Rate or (ii) the Applicable Margin plus the Euro-Rate, as such rate is selected by Borrower in each Notice of Borrowing and for the Interest Period selected in such Notice of Borrowing.

                           2.1.3.2 Notwithstanding any of the foregoing to the
                               contrary, in the event that: (i) no interest rate is selected, (ii) no Interest Period is selected, or (iii) an Interest Period expires and no new interest rate is selected in a Notice of Borrowing with respect to an Advance or Converted Advance, the rate of interest payable on such Advance or Converted Advance under the Revolving Credit Facility will be the rate for Alternate Base Rate Advances until otherwise elected in connection with a Conversion.

                  2.1.4 CONVERSIONS. Borrower may on any Business Day, upon delivering to Administrative Agent a Notice of Borrowing specifying a "Conversion" not later than 11:00 a.m. (New York, New York time) on the third Business Day prior to the proposed conversion, convert all or any portion of Euro-Rate Advances or Alternate Base Rate Advances under the Revolving Credit Facility into an Advance or Advances in a different rate mode; provided, however, that: (i) any conversion of any Euro-Rate Advances will be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (ii) any conversion of any Euro-Rate Advances will be made effective only on the last day of the Interest Period for such Advances. No conversion will be effective unless a proper, timely and fully completed Notice of Borrowing specifying a Conversion is delivered to Administrative Agent.

                  2.1.5 INTEREST PAYMENTS. Interest will accrue from the date of each Advance or Converted Advance under the Revolving Credit Facility. Accrued interest on each Alternate Base Rate Advance will be due and payable quarterly commencing on the last day of each fiscal quarter following such Alternate Base Rate Advance; provided, however, that interest on Alternate Base Rate Advances will be due and payable upon payment in full of all such Advances. Accrued interest on each Euro-Rate Advance will be due and payable at the end of the applicable Interest Period; provided, however, that interest on each Euro-Rate Advance will be due and payable at least every ninety days.

         2.2      THE COMPETITIVE BID FACILITY.

                  2.2.1    COMPETITIVE BID PROCEDURE.

                           2.2.1.1 Borrower may request the Revolving Credit
                               Lenders to make Competitive Bids in respect of an aggregate amount of Competitive Bid Borrowings at any time outstanding not in excess of: (i) the Total Revolving Credit Commitment in effect at such time less (ii) the Aggregate Outstanding Revolving Credit at such time. In order to request Competitive Bids, Borrower will pay Administrative Agent a fee as set forth in the Side Letter and hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request: (a) by 11:00 a.m. (New York, New York time) five Business Days prior to the proposed Borrowing for a Euro-Rate Competitive Bid Loan; (b) by 11:00 a.m. (New York, New York time) three Business Days prior to the proposed Borrowing for a Fixed Rate Competitive Bid Loan. A Competitive Bid Request that does not conform substantially to the format of the form delivered by Documentation Agent to Borrower and Revolving Credit Lenders in connection with the Closing may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent will promptly notify Borrower of such rejection by telecopier. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent will invite by telecopier (in the form delivered by Documentation Agent to Borrower and Revolving Credit Lenders in connection with the Closing) the Revolving Credit Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to the Competitive Bid Request.

                           2.2.1.2 Each Revolving Credit Lender may, in its sole
                               discretion, make one or more Competitive Bids to Borrower responsive to any Competitive Bid Request. Each Competitive Bid by a Revolving Credit Lender must be received by the Administrative Agent via telecopier, in the form delivered by Documentation Agent to Borrower and Revolving Credit Lenders in connection with the Closing, (i) in the case of a Euro-Rate Competitive Bid Loan, not later than 2:00 p.m. (New York, New York time) four Business Days before a proposed Competitive Bid Loan and (ii) in the case of a Fixed Rate Competitive Bid Loan, not later than 10:00 a.m. (New York, New York time) one Business Day before the day of a proposed Competitive Bid Loan. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the form delivered by Documentation Agent to Borrower and Revolving Credit Lenders in connection with the Closing may be rejected by the Administrative Agent after conferring with, and upon the instruction of, Borrower; and the Administrative Agent will notify the Revolving Credit Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid will refer to this Agreement and specify: (i) the principal amount (which will be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and which may equal the entire principal amount of the Competitive Bid Loan requested by Borrower) of the Competitive Bid Loan or Loans that the Revolving Credit Lender is willing to make to Borrower (such Competitive Bid Loan or Loans may be funded by such Lender's Designated Lender as provided in Section 2.2.1.5 and 12.3.7, however, such Lender shall not be required to specify in its Competitive Bid whether such Competitive Bid Loans will be funded by such Designated Lender),
                               (ii) the Competitive Bid Rate or Rates at which the Revolving Credit Lender is prepared to make the Competitive Bid Loan or Loans and (iii) if applicable, the Interest Period and the last day thereof. If any Revolving Credit Lender will elect not to make a Competitive Bid, such Revolving Credit Lender will so notify the Administrative Agent via telecopier: (i) in the case of Euro-Rate Competitive Bid Loans, not later than 2:00 p.m. (New York, New York time) four Business Days before a proposed Competitive Borrowing, and (ii) in the case of all other Competitive Bid Loans, not later than 10:00 a.m. (New York, New York time) one Business Day before a proposed Competitive Bid Loan; provided, however, that failure by any Revolving Credit Lender to give such notice will not cause such Revolving Credit Lender to be obligated to make any Competitive Bid Loan as part of such Competitive Bid Loan. A Competitive Bid submitted by a Revolving Credit Lender pursuant to this Section, if such bid has not been conveyed to Borrower, will be irrevocable absent consent from Administrative Agent.

                           2.2.1.3 The Administrative Agent will promptly notify
                               Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate, the Interest Period and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made and the identity of the Revolving Credit Lender that made each bid. The Administrative Agent will send a copy of all Competitive Bids to Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section.

                           2.2.1.4 Borrower may in its sole and absolute
                               discretion, subject only to the provisions of this subsection, accept or reject any Competitive Bid or portion thereof. Borrower will notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in this
                               Section: (i) in the case of a Euro-Rate
                               Competitive Bid Loan, not later than 11:00 a.m. (New York, New York time) three Business Days before a proposed Competitive Bid Loan, and (ii) in the case of all other Competitive Bid Loans, not later than 11:00 a.m. (New York, New York time) one Business Day before the day of proposed Competitive Bid Loan; provided, however, that:
                               (i) the failure by Borrower to give such notice will be deemed to be a rejection of all the bids,
                               (ii) Borrower will not accept a bid or portion thereof made at a particular Competitive Bid Rate if Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by Borrower will not exceed the principal amount specified in the Competitive Bid Request, (iv) if Borrower will accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids will cause the total amount of bids to be accepted by Borrower to exceed the amount specified in the Competitive Bid Request, then Borrower will accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, will be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid will be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided further, however, that if a Competitive Bid Loan must be in an amount less than $1,000,000 because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts will be rounded to integral multiples of $1,000,000 in a manner which will be in the discretion of Borrower. A notice given by Borrower pursuant to this subsection will be irrevocable.

                           2.2.1.5 The Administrative Agent will promptly notify
                               each bidding Revolving Credit Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid
                               Rate) by telecopy sent by the Administrative
                               Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted; provided however, that Lender may designate its Designated Lender to fund a Competitive Bid Loan on its behalf as described in Section 12.3.7. Any Designated Lender which funds a Competitive Bid Loan will on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due. No Revolving Credit Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

                           2.2.1.6 A Competitive Bid Request will not be made
                               within three Business Days after the date of any previous Competitive Bid Request.

                           2.2.1.7 If the Administrative Agent elects to submit
                               a Competitive Bid in its capacity as a Revolving Credit Lender, it will submit such bid directly to Borrower one half of an hour earlier than the latest time at which the other Revolving Credit Lenders are required to submit their bids to the Administrative Agent pursuant to this Section.

                  2.2.2    RATES OF INTEREST.

                           2.2.2.1 Borrower will pay Administrative Agent for
                               the account of Lender interest on the outstanding principal balance of each Competitive Bid Loan hereunder from the date of each such Advance until paid at a rate of interest equal to: (i) the Fixed Rate or (ii) the Applicable Margin plus the Euro-Rate, as such rate is accepted by Borrower for each Competitive Bid Loan.

                           2.2.2.2 Notwithstanding anything to the contrary
                               contained herein, in the event that a Competitive Bid Loan matures and is not repaid, it will bear interest at the Default Rate.

                  2.2.3    PAYMENTS.

                           2.2.3.1 Interest will accrue from the date of each
                               Advance under the Competitive Bid Facility.
                               Accrued interest on each Advance under the Competitive Bid Facility will be due and payable at the end of the applicable Interest Period; provided, however, that interest on each such Advance will be due and payable at least every ninety days.

                           2.2.3.2 Principal of each Competitive Bid Loan will
                               be due at the time specified in Section 2.5.1.

                           2.2.4 PREPAYMENTS. The Borrower may not prepay the
                               Competitive Bid Loans unless specifically provided to the contrary in the Competitive Bid made by such Lender.

         2.3      SECONDARY REVOLVING CREDIT FACILITY.

                  2.3.1 BORROWINGS. Each Secondary Revolving Credit Lender severally agrees to make, subject to the terms and conditions herein set forth, loans to Borrower on any Business Day during the period from the Closing Date to the Business Day preceding the Secondary Revolving Credit Termination Date upon the request of Borrower in an amount not to exceed the Available Secondary Revolving Credit Commitment of such Secondary Revolving Credit Lender; provided that:

                           2.3.1.1 the Aggregate Outstanding Secondary Revolving
                               Credit Loans will not exceed at any time the Total Secondary Revolving Credit Commitment;

                           2.3.1.2 within the above-described limits, Borrower
                               may borrow and reborrow under this Section; and

                           2.3.1.3 the Secondary Revolving Credit Loans will be
                               evidenced by the Secondary Revolving Credit Notes and will bear interest and be payable in the manner set forth herein.

                  2.3.2 MANNER OF BORROWINGS. Borrower will give Administrative Agent a Secondary Revolving Credit Notice of Borrowing with respect to each Borrowing under the Secondary Revolving Credit Facility, not later than 11:00 a.m. (New York, New York time) three Business Days prior to the proposed Borrowing Date with respect to Euro-Rate Advances and on the same Business Day as the proposed Borrowing Date with respect to Alternate Secondary Revolving Credit Base Rate Advances. Administrative Agent will give to each Secondary Revolving Credit Lender prompt notice thereof by telex, telecopier or cable. Each Secondary Revolving Credit Notice of Borrowing will be by telex, telecopier or cable (or by telephonic notice confirmed in writing by a Secondary Revolving Credit Notice of Borrowing delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice, including but not limited to the requested: (i) Borrowing Date and (ii) aggregate amount of such Borrowing. Each Borrowing will be in an aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof. Each Secondary Revolving Credit Lender will, before 11:00 a.m. (New York, New York time) on the Borrowing Date, make available for Administrative Agent's Account, in same day funds, such Secondary Revolving Credit Lender's Ratable Portion of such Borrowing. After Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3 hereof, Administrative Agent will make such funds available to Borrower by crediting Borrower's Account.

                  2.3.3    RATES OF INTEREST.

                           2.3.3.1 Borrower will pay Administrative Agent for
                               the account of Secondary Revolving Credit Lenders interest on the outstanding principal balance of each Advance or Converted Advance under the Secondary Revolving Credit Facility from the date of each such Advance or Converted Advance until paid at a rate of interest equal to: (i) the Alternate Secondary Revolving Credit Base Rate or
                               (ii) the Applicable Secondary Revolving Credit Margin plus the Euro-Rate, as such rate is selected by Borrower in each Secondary Revolving Credit Notice of Borrowing and for the Interest Period selected in such Secondary Revolving Credit Notice of Borrowing.

                           2.3.3.2 Notwithstanding any of the foregoing to the
                               contrary, in the event that: (i) no interest rate is selected, (ii) no Interest Period is selected, or (iii) an Interest Period expires and no new interest rate is selected in a Secondary Revolving Credit Notice of Borrowing with respect to an Advance or Converted Advance, the rate of interest payable on such Advance or Converted Advance under the Secondary Revolving Credit Facility will be the rate for Alternate Secondary Revolving Credit Base Rate Advances until otherwise elected in connection with a Conversion.

                  2.3.4 CONVERSIONS. Borrower may on any Business Day, upon delivering to Administrative Agent a Secondary Revolving Credit Notice of Borrowing specifying a "Conversion" not later than 11:00 a.m. (New York, New York time) on the third Business Day prior to the proposed conversion, convert all or any portion of Euro-Rate Advances or Alternate Secondary Revolving Credit Base Rate Advances under the Secondary Revolving Credit Facility into an Advance or Advances in a different rate mode; provided, however, that:
                           (i) any conversion of any Euro-Rate Advances will be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (ii) any conversion of any Euro-Rate Advances will be made effective only on the last day of the Interest Period for such Advances. No conversion will be effective unless a proper, timely and fully completed Secondary Revolving Credit Notice of Borrowing specifying a Conversion is delivered to Administrative Agent.

                  2.3.5 INTEREST PAYMENTS. Interest will accrue from the date of each Advance or Converted Advance under the Secondary Revolving Credit Facility.

                           Accrued interest on each Alternate Secondary
                           Revolving Credit Base Rate Advance will be due and payable quarterly commencing on the last day of each fiscal quarter following such Alternate Secondary Revolving Credit Base Rate Advance; provided, however, that interest on Alternate Secondary Revolving Credit Base Rate Advances will be due and payable upon payment in full of all such Advances. Accrued interest on each Euro-Rate Advance will be due and payable at the end of the applicable Interest Period; provided, however, that interest on each Euro-Rate Advance will be due and payable at least every ninety days.

         2.4      ADDITIONAL PROVISIONS REGARDING FUNDING.

                  2.4.1 As to all Advances, Administrative Agent may assume that each Lender (or its Designated Lender, if applicable) will make its Advances available to Administrative Agent on the Borrowing Date in accordance with this Agreement, and Administrative Agent may, but will not be obligated to, advance to Borrower on such Lender's behalf such Lender's Advance, or any portion of such share, for the account of such Lender unless such Lender will have notified Administrative Agent in writing prior to 10:00 a.m. (New York, New York time) on the Borrowing Date that funds will not be made available by such Lender for such Advance, in which case Administrative Agent promptly will notify Borrower of such fact. If any such funds are so advanced by Administrative Agent, such Lender and Borrower severally agree to pay such amount to Administrative Agent, forthwith on demand, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is paid to Administrative Agent, at (i) in the case of Borrower, a rate per annum equal to the interest rate payable by Borrower with respect to such Loan in effect from time to time while such Advance is outstanding and
                           (ii) in the case of such Lender, one percent (1%) in excess of the Federal Funds Rate. If such Lender will pay to Administrative Agent such amount, such amount so paid will constitute such Lender's Advance as part of such Borrowing.

                  2.4.2 No Lender's obligation to make any Advance will be affected by any other Lender's failure to make funds available for the same or any other Borrowing, nor will any Lender be liable for the failure of any other Lender to fulfill an obligation to make any Advance.

                  2.4.3 Borrower will not be entitled to request any Advance which, if made, would result in an aggregate of more than twelve separate interest rates being applicable under all of the Notes at any one time. For purposes of the foregoing, Advances having different Interest Periods, regardless of whether they have the same interest rate, will be considered separate Advances.

         2.5      PRINCIPAL PAYMENTS.

                  2.5.1 LOANS. Borrower will pay: (i) to Administrative Agent for the account of Revolving Credit Lenders the outstanding principal amount of, and all accrued and unpaid interest on, all Revolving Loans on the Termination Date; (ii) to Administrative Agent for the account of Secondary Revolving Credit Lenders the outstanding principal amount of, and all accrued and unpaid interest on, all Secondary Revolving Credit Loans on the Secondary Revolving Credit Termination Date; and (iii) to the Administrative Agent for the account of each Competitive Bid Lender the outstanding principal amount of each Competitive Bid Loan on the earlier to occur of: (a) the maturity date of each Competitive Bid Loan or (b) the Termination Date.

                  2.5.2 OPTIONAL PREPAYMENT OF THE CREDIT FACILITIES. Subject to the terms and conditions of this Agreement, Borrower may elect to prepay all or any part of a Revolving Loan or Secondary Revolving Credit Loan at any time by delivering to Administrative Agent a Notice of Prepayment, at least one Business Day prior to the proposed prepayment date in the case of a Alternate Base Rate Advance or an Alternate Secondary Revolving Credit Base Rate Advance, and at least three Business Days prior to the proposed date of prepayment in the case of any other type of Revolving Loan or Secondary Revolving Credit Loan, provided that each such partial prepayment of any Revolving Loan or Secondary Revolving Credit Loan will be in an aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof and provided further that each prepayment of any Revolving Loan or Secondary Revolving Credit Loan will be accompanied by payment of the accrued interest to the date of prepayment on the principal amount prepaid and any applicable Prepayment Premium. Each Notice of Prepayment must specify, as to each Revolving Loan and each Secondary Revolving Credit Loan being prepaid, the proposed prepayment date, the Revolving Loan or Secondary Revolving Credit Loan being prepaid and the aggregate principal amount of the prepayment. All prepayments will be paid to Administrative Agent.

                  2.5.3 MANDATORY PREPAYMENT OF THE CREDIT FACILITIES. In the event that: (i) the Aggregate Outstanding Revolving Credit Loans would in whole or in part exceed any applicable Revolving Conditions or Competitive Bid Conditions, whether after giving effect to any reduction or termination of the Total Revolving Credit Commitment or otherwise; or (ii) the Aggregate Outstanding Secondary Revolving Credit Loans would in whole or in part exceed any applicable Secondary Revolving Credit Conditions, whether after giving effect to any reduction or termination of the Total Secondary Revolving Credit Commitment or otherwise, then Borrower immediately will make a prepayment of principal in an amount sufficient to eliminate the excess, provided further that each such prepayment (other than a prepayment of an Alternate Base Rate Advance or an Alternate Secondary Revolving Credit Base Rate Advance, in which case a interest will be due on the next regularly scheduled payment date for interest for Alternate Base Rate Advances or Alternate Secondary Revolving Credit Base Rate Advance and on the Termination Date or Secondary Revolving Credit Termination Date, as applicable) will be accompanied by payment of the accrued interest to the date of prepayment on the principal amount prepaid and any applicable Prepayment Premium.

         2.6 DEFAULT RATE. At the option of the Required Lenders, upon the occurrence of any Event of Default, the unpaid principal amount of each Advance, and to the extent not paid when due, the unpaid amount of all interest, fees, expenses and other amounts payable hereunder, will bear interest at the Default Rate in effect from time to time.

         2.7 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. Borrower will have the right from time to time to terminate or reduce the Total Revolving Credit Commitment, upon not less than three days' prior notice by Borrower to Administrative Agent in writing or by telecopy or facsimile transmission, which notice will: (i) specify the effective date of such termination or reduction, (ii) be irrevocable and effective only upon receipt by Administrative Agent and (iii) be signed by an Responsible Officer; provided, however, that after giving effect to any such termination or reduction, all Revolving Conditions set forth in Section 2.1.1 must be satisfied. Any optional reduction of the amount of the Total Commitment will be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof or in the full amount of the Total Commitment as then in effect. Any termination or reduction pursuant to this Section will be permanent. Administrative Agent promptly will give notice to each Revolving Credit Lender of any termination or reduction hereunder. Any such termination or reduction will be accompanied by a payment of the accrued but unpaid Revolving Credit Facility Fee with respect to the amount of the Total Commitment that is terminated or reduced.

         2.8 TERMINATION OR REDUCTION OF SECONDARY REVOLVING CREDIT COMMITMENTS. Borrower will have the right from time to time to terminate or reduce the Total Secondary Revolving Credit Commitment, upon not less than three days' prior notice by Borrower to Administrative Agent in writing or by telecopy or facsimile transmission, which notice will: (i) specify the effective date of such termination or reduction, (ii) be irrevocable and effective only upon receipt by Administrative Agent and (iii) be signed by an Responsible Officer; provided, however, that after giving effect to any such termination or reduction, all Secondary Revolving Credit Conditions set forth in Section 2.3.1 must be satisfied. Any optional reduction of the amount of the Total Secondary Revolving Credit Commitment will be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof or in the full amount of the Total Secondary Revolving Credit Commitment as then in effect. Any termination or reduction pursuant to this Section will be permanent. Administrative Agent promptly will give notice to each Secondary Revolving Credit Lender of any termination or reduction hereunder. Any such termination or reduction will be accompanied by a payment of the accrued but unpaid Secondary Revolving Credit Facility Fee with respect to the amount of the Total Secondary Revolving Credit Commitment that is terminated or reduced.

         2.9 RECORDS. Each Lender is hereby authorized by Borrower to record in its books and records, the date, amount, Interest Rate, and applicable Interest Period, if any, of each Advance made to Borrower, the date and amount of each payment of principal or interest thereon, which books and records will constitute prima facie evidence of the accuracy of the information so recorded, provided, however, that failure of any Lender to record, or any error in recording, any such information will not relieve Borrower of its obligations to repay the outstanding principal amount of the Advances, all accrued interest thereon, and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. The information as reflected by records maintained by Administrative Agent related to Advances will prevail, absent manifest error, in the event that the information as reflected by the records maintained by Borrower differs from Administrative Agent's records in any respect.

         2.10     ASSUMPTIONS REGARDING NOTICES.

                  2.10.1 RESPONSIBLE OFFICERS. Any Responsible Officer of Borrower may submit a Notice on behalf of Borrower. Agents and each Lender will be entitled to rely conclusively on each Responsible Officer's authority to submit a Notice on behalf of Borrower until Agents receive written notice from Borrower to the contrary. Except in the case where Agents have reasonable cause to believe a written or oral notice is unauthorized, Agents will have no duty to verify the authenticity of the signature appearing on any written Notice and, with respect to an oral Notice, Agents will have no duty to verify the identity of any Person representing himself as one of the Responsible Officers entitled to make such a request on behalf of Borrower.

                  2.10.2 NO LIABILITY. Neither Agents nor any Lender will incur any liability to Borrower in acting upon any Notice which Agent or such Lender believes in good faith to have been given by a Responsible Officer or for otherwise acting in good faith in accordance with this Section 2 and, upon Agents' accepting any Notice, Borrower will have effectively elected the Borrowing, conversion, continuation, prepayment, reduction or termination thereunder.

                  2.10.3 NOTICE IRREVOCABLE. Any Notice (whether telephonic, telecopy, or facsimile or otherwise) given or deemed to have been given pursuant to this Section will be irrevocable.

         2.11     COMPUTATIONS, FEES, PAYMENTS, ETC.

                  2.11.1 COMPUTATIONS. All computations of interest and of fees hereunder will be made by Administrative Agent on the basis of: (i) for Alternate Base Rate Advances, Alternate Secondary Revolving Credit Base Rate Advances, Fixed Rate Advances and fees and expenses due hereunder, a 365/366 day year and (ii) in the case of Euro-Rate Advances, a 360 day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by Administrative Agent of an Interest Rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error. Whenever any payment to be made by Borrower hereunder or under any of the other Loan Documents is stated to be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest or fees, as the case may be.

                  2.11.2 FEES. The fees described in this subsection represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use or forbearance of money, and the obligation of Borrower to pay such fees will be in addition to and not in lieu of the obligation of Borrower to pay interest, other fees and expenses otherwise described herein or in the other Loan Documents. The following fees will be paid by
                           Borrower:

                           2.11.2.1 REVOLVING CREDIT FACILITY FEE. Borrower will
                               pay to Administrative Agent for the account of Revolving Credit Lenders a Revolving Credit Facility Fee from and including the Closing Date to the Termination Date, computed based on the Senior Unsecured Debt Rating; provided that, in the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Corporation, the higher of the two ratings will control, which rating will be determined as of the end of the previous fiscal quarter and at the applicable rate set forth below on the Total Revolving Credit Commitment, such fee to be payable quarterly in arrears on last day of each fiscal quarter of Borrower and upon the Termination Date and to be shared by Revolving Credit Lenders in their Ratable
                               Portions:

                               SENIOR UNSECURED DEBT RATING     REVOLVING CREDIT
                                                                FACILITY FEE (IN
                                                                BASIS POINTS)
                               greater than or equal to A/A2          8.0

                               A-/A3                                  9.0

                               BBB+/Baa1                              10.0

                               BBB/Baa2                               12.5

                               less than BBB/Baa2                     15.0

                           2.11.2.2 SECONDARY REVOLVING CREDIT FACILITY FEE.
                               Borrower will pay to Administrative Agent for the account of Secondary Revolving Credit Lenders a Secondary Revolving Credit Facility Fee from and including the Closing Date to the Secondary Revolving Credit Termination Date, computed based on the Senior Unsecured Debt Rating; provided that, in the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Corporation, the higher of the two ratings will control, which rating will be determined as of the end of the previous fiscal quarter and at the applicable rate set forth below on the Total Secondary Revolving Credit Commitment, such fee to be payable quarterly in arrears on last day of each fiscal quarter of Borrower and upon the Secondary Revolving Credit Termination Date and to be shared by Secondary Revolving Credit Lenders in their Ratable Portions:

                               SENIOR UNSECURED DEBT RATING  SECONDARY REVOLVING
                                                             CREDIT FACILITY FEE
                                                             (IN BASIS POINTS)
                               greater than or equal to A/A2         6.5

                               A-/A3                                 7.5

                               BBB+/Baa1                             8.5

                               BBB/Baa2                              11.0

                               less than BBB/Baa2                    13.5

                           2.11.2.3 UTILIZATION FEE. In the event that and for
                               so long as Borrower has Secondary Revolving
                               Credit Loans outstanding at any time totaling more than 50% of the Total Secondary Revolving Credit Commitment, Borrower agrees that each tier of the Applicable Secondary Revolving Credit Margin as set forth in Section 1.1.14 will be increased by five basis points (the "Utilization Fee").

                           2.11.2.4 DOCUMENTATION AGENT CLOSING EXPENSES. All
                               out-of-pocket expenses, including reasonable legal expenses incurred by Documentation Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the closing of the Credit Facilities, will be paid by Borrower to Documentation Agent for the account of Documentation Agent on the Closing Date.

                           2.11.2.5 AGENTS FEES. The fees for the Agents will be
                               set forth in the Side Letter.

                  2.11.3 PAYMENTS. Borrower will make each payment hereunder and under the Notes, as the case may be, not later than 11:00 a.m. (New York, New York time) on the day when due by deposit to Administrative Agent's Account in same day funds. Amounts received by Administrative Agent after 11:00 a.m. (New York, New York time) on any Business Day will be deemed to have been received on the next Business Day. Subject to the foregoing, Administrative Agent will cause to be distributed to each Lender on the Business Day of receipt by Administrative Agent an amount equal to the amount of such payment then due such Lender. Payments when received will be applied in the following order: (i) to charges, fees and expenses (including Attorneys'
                           Fees) due Agents and/or Lenders, (ii) to accrued interest and (iii) to principal.

                  2.11.4 FAILURE TO MAKE PAYMENTS BY BORROWER. Unless Administrative Agent will have received notice from Borrower prior to the date on which any payment is due to Administrative Agent hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower will not have so made such payment in full to Administrative Agent, each Lender will repay to Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent, at the Federal Funds Rate. If and to the extent Borrower makes only partial payment to Administrative Agent, each Lender will repay to Administrative Agent, in accordance with this Section, only the amount distributed to such Lender by Administrative Agent, with interest thereon, that exceeds the Ratable Portion of the partial payment received by Administrative Agent from Borrower.

         2.12     ADDITIONAL COSTS.

                  2.12.1 TAXES, RESERVE REQUIREMENTS, ETC. In the event that any applicable law, rule or regulation now or hereafter in effect and whether or not presently applicable to any of Lenders, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lenders with any guideline, request or directive of any such authority (whether or not having the force of law), will (i) subject any Lender to any tax or affect the basis of taxation of payments to any of Lenders of any amounts payable by Borrower under this Agreement (other than taxes imposed on the overall net income of any of Lenders, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender has its principal office), or (ii) will impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of Lenders (including but not limited to a request or requirement which affects the manner in which any of Lenders allocates capital resources to its commitments or obligations, including without limitation its obligations under this Agreement, the Loans and other obligations) or (iii) will impose any other condition affecting this Agreement, any of the Obligations or any of the Loan Documents, and the result of any of the foregoing is to increase the direct or indirect cost of making, funding or maintaining the Loans or the other Obligations or to reduce the amount of any sum received or receivable by any of Lenders thereon, calculated on a net basis for any one or related series of the foregoing events, then Borrower will pay to such Lenders from time to time, upon request by any of such Lenders, with a copy of such request to be provided to Administrative Agent, additional amounts sufficient to compensate such Lenders for such increased cost or reduced sum receivable.

                  2.12.2 CAPITAL ADEQUACY. If either: (i) the introduction of, or any change in or in the interpretation or administration of, any United States or foreign law, rule or regulation, or (ii) compliance with any directive, guidelines or request from any central bank or other governmental authority (whether or not having the force of law), promulgated, made, or that becomes effective (in whole or in part) after the date hereof affects or would affect the amount of capital required or expected to be maintained by any of Lenders or any corporation directly or indirectly owning or controlling any of Lenders and any Lender determines that such introduction, change or compliance has or would have the effect of reducing the rate of return on Lender's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder or under any of the Loans, or other Obligations or any commitment to lend thereunder or relating thereto, calculated on a net basis for any one or related series of the foregoing events, to a level below that which any Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account such Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by such Lender (in its sole discretion) to be material, then, from time to time, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  2.12.3 CERTIFICATE OF LENDER. To the extent reasonably practicable, each Lender will give Borrower prompt written notice of any claim under this Section 2.12 and will take steps to minimize the impact of any of the events described in Sections 2.12.1 and/or 2.12.2, above, by transferring its Revolving Commitment, Secondary Revolving Credit Commitment, and its Revolving Loans and Secondary Revolving Credit Loans outstanding, as applicable, hereunder to another office, branch, subsidiary or affiliate of such Lender, so long as such action is not disadvantageous to such Lender. A certificate of a Lender setting forth such amount or amounts as will be necessary to compensate Lender as specified in Sections 2.12.1 and/or 2.12.2, above, which will include detailed explanations and calculations, will be delivered to Borrower and will be conclusive absent manifest error. Borrower will pay Administrative Agent for the account of Lender the amount shown as due on any such certificate within five (5) days after its receipt of the same. Failure on the part of any Lender to deliver any such certificate will not constitute a waiver of such Lender's rights to demand compensation for any particular period or any future period. The protection of this Section will be available to any Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, etc., that results in the claim for compensation under this Section, but if any law, regulation, etc., is later found to be invalid or inapplicable, each Lender promptly will return to Borrower any sums received under this Section. The agreements and obligations contained in this Section will survive the payment in full of the Obligations and any termination of this Agreement.

         2.13 OBLIGATION TO INDEMNIFY. In the event of Borrower's failure to accept the proceeds from an Advance after making a request therefor, Administrative Agent will immediately prepay such Advance and Borrower will pay to Administrative Agent for the account of Lenders on written demand an amount equal to interest that would have accrued on such Advance plus any applicable Prepayment Premium, calculated through the date of such prepayment by Administrative agent of such amounts. The obligations of Borrower under this Section will survive the payment in full of the Obligations and any termination of this Agreement.

         2.14 EXTENSION. Upon the written request of Borrower to the Agents at least sixty but not more than ninety days prior to the first and second anniversary of the Revised

                  Closing Date, each Revolving Credit Lender in its sole discretion may extend its Revolving Commitment in each case for an additional period of one year. In no event, however, will any Revolving Credit Lender be under any obligation to extend its Revolving Commitment beyond the initial Termination Date. Each Revolving Credit Lender will have thirty days from its receipt of an extension request to respond to Borrower and Administrative Agent in writing; and if no such written response is so received, such Revolving Credit Lender will be deemed to have elected not to extend its Revolving Commitment. In the event that any Revolving Credit Lender elects not to extend its Revolving Commitment, such Revolving Credit Lender, on the written request of Borrower, will resign its position as an Agent hereunder if such Revolving Credit Lender is an Agent, and Borrower will have the following options, provided that: (i) no Event of Default or Default exists hereunder and
                  (ii) Revolving Credit Lenders holding at least 40% of the Total Commitment have agreed to extend their Revolving
                  Commitments:

                  2.14.1 upon thirty days prior written notice to Revolving Credit Lenders: (i) terminate upon the expiration of such thirty days the Revolving Commitment of the Revolving Credit Lender or Revolving Credit Lenders that do not agree to extend, (ii) pay Administrative Agent upon the expiration of such thirty days for the account of such Revolving Credit Lender or Revolving Credit Lenders all sums due hereunder, which payment will not be shared by Revolving Credit Lenders hereunder, (iii) permanently reduce the Total Commitment by the Revolving Commitments of such Revolving Credit Lender or Revolving Credit Lenders who do not agree to extend and (iv) extend the Revolving Commitments of the Revolving Credit Lenders who have agreed to extend;

                  2.14.2 upon thirty days prior written notice to Revolving Credit Lenders: (i) terminate effective upon the initial Termination Date the Revolving Commitment of the Revolving Credit Lender or Revolving Credit Lenders that do not agree to extend, (ii) pay Administrative Agent on the initial Termination Date for the account of such Revolving Credit Lender or Revolving Credit Lenders that do not agree to extend all sums due hereunder, which payment will not be shared by Revolving Credit Lenders hereunder, (iii) permanently reduce effective upon the initial Termination Date the Total Commitment by the Revolving Commitments of such Revolving Credit Lender or Revolving Credit Lenders who do not agree to extend and (iv) extend the Revolving Commitments of the Revolving Credit Lenders who have agreed to extend;

                  2.14.3 upon ninety days prior written notice to Revolving Credit Lenders: (i) terminate effective upon the expiration of such ninety days the Revolving Commitment of the Revolving Credit Lender or Revolving Credit Lenders that do not agree to extend,
                           (ii) pay Administrative

                           Agent on the expiration of such ninety days for the account of such Revolving Credit Lender or Revolving Credit Lenders all sums due hereunder, which payment will not be shared by Revolving Credit Lenders hereunder, (iii) within such ninety day period find a replacement Revolving Credit Lender or Revolving Credit Lenders acceptable to Borrower that will execute a counterpart of this Agreement and other documents reasonably acceptable to Agents and (iv) extend the Revolving Commitments of the Revolving Credit Lenders who have agreed to extend.

         2.15 INCREASE OF TOTAL REVOLVING CREDIT COMMITMENT.Upon the written request of Borrower in the form of the Advice Of Increase given to the Agents at least forty-five but not more than ninety days prior to the effective date of the requested increase, Borrower may request an increase in the amount of the Total Revolving Credit Commitment to an amount not in excess of $250,000,000 (the "Increased Commitment"). Each Revolving Credit Lender in its sole discretion may participate pro rata in the Increased Commitment; provided, however that in no event will any Revolving Credit Lender be under any obligation to increase its Revolving Commitment beyond its Revolving Commitment as set forth on Amended and Restated
                  Schedule 1. Each Revolving Credit Lender will have twenty-one days from its receipt of an increase request to respond to Borrower and Administrative Agent in writing; and if no such written response is so received, such Revolving Credit Lender will be deemed to have elected not to increase its Revolving Commitment. In the event that one or more of the Revolving Credit Lenders elect not to increase such Revolving Credit Lender's Revolving Commitment, then Borrower and the Agents may distribute such unsubscribed portion of the Increased Commitment among one or more of the other Revolving Credit Lenders who elect to participate in the Increased Commitment in such a fashion as Borrower and the Agents decide in the exercise of their reasonable discretion. In the event that any of the Revolving Credit Lenders elect to make any portion of the Increased Commitment available to Borrower, each such Revolving Credit Lender agrees to provide Documentation Agent with such documentation as may be reasonably requested by such Documentation Agent to document the additional extension, as determined by such Documentation Agent in the exercise of its reasonable discretion.

3.       CONDITIONS PRECEDENT.

         3.1 CLOSING. Lenders' obligations to close this Agreement are subject to the fulfillment of each of the following conditions:

                  3.1.1 CLOSING MEMO. Lenders have received each of the documents listed on the Closing Memo, all in form and substance reasonably satisfactory to Agents.

                  3.1.2 OTHER CONDITIONS. The conditions set forth in Section 3.2, below, will have been fully satisfied whether or not an initial Advance is taken.

         3.2 EACH ADVANCE. The obligation of each Lender to make any Advance is subject to the fulfillment of each of the following conditions to the reasonable satisfaction of Administrative
                  Agent:

                  3.2.1 NO DEFAULTS. There does not exist any Default or Event of Default either before or after giving effect thereto.

                  3.2.2 ACCURACY. The representations and warranties contained in this Agreement and in the other Loan Documents are true, correct and complete in all respects on and as of the day of the making of any Borrowing.

                  3.2.3    NOTICES. Agents will have received all required
                           Notices.

4. REPRESENTATIONS AND WARRANTIES. To induce Lenders to extend the Credit Facilities herein contemplated, Borrower hereby represents and warrants as follows:

         4.1 ORGANIZATION. Borrower and each of its Active Consolidated Subsidiaries is a corporation duly organized and in good standing under the laws of the state of its incorporation, is duly qualified in all jurisdictions where required by the conduct of its business or ownership of its assets, except where the failure to so qualify would not have a Material Adverse Effect, and has the power and authority to own and operate its assets and to conduct its business as is now done.

         4.2 LATEST FINANCIALS. The Current Financial Statements as delivered to Lenders, fairly present in conformity with GAAP the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

         4.3 RECENT ADVERSE CHANGES. Between the date of the Current Audited Financial Statements and Closing, neither Borrower nor any Consolidated Subsidiary has, to the extent it would have a Material Adverse Effect: (i) suffered any damage, destruction or loss, (ii) incurred any material obligations or liabilities, whether accrued, absolute, contingent or otherwise, (iii) discharged or satisfied any material lien or encumbrance of any kind or (iv) suffered any other materially adverse event or condition of any character.

         4.4 LITIGATION, ETC. As of the date hereof, there are no actions, suits, proceedings or governmental investigations pending, or, to its knowledge, threatened against Borrower or any of its Consolidated Subsidiaries which, in the reasonable judgment of Borrower, would result in a Material Adverse Effect.

         4.5 TAXES. United States Federal income tax returns of Borrower and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended May 31, 1990. Borrower and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Consolidated Subsidiary. The charges, accruals and reserves on the books of Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

         4.6 AUTHORITY. Borrower has full power and authority to enter into the transactions provided for in this Agreement. The documents to be executed by it in connection with this Agreement, when executed and delivered by it will constitute the legal, valid and binding obligations of it enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

         4.7 OTHER DEFAULTS. There does not now exist any material default or violation by Borrower or any Consolidated Subsidiary of or under any of the terms, conditions or obligations of: (i) its Articles or Certificate of Incorporation and Regulations or Bylaws, as applicable, (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound or
                  (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law or by any governmental authority, court or agency; and the transactions contemplated by this Agreement and the Loan Documents will not result in any such default or violation. As used herein, a material default or violation will mean one which would result in a Material Adverse Effect.

         4.8 LICENSES, ETC. Borrower and each of its Consolidated Subsidiaries has obtained any and all licenses, permits, franchises, or other governmental authorizations necessary for the ownership of its properties and the conduct of its business, except where failure to obtain any such item would not cause a Material Adverse Effect.

         4.9 ERISA. Borrower and each of its Consolidated Subsidiaries is in compliance with the applicable provisions of ERISA and the regulations and published interpretations thereunder, to the extent necessary to avoid a Material Adverse Effect.

         4.10 REGULATION U. No part of the proceeds of any Loans will be used to purchase or carry any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

         4.11 CLOSING MEMO. The information contained in each of the documents listed on the Closing Memo to be executed or delivered by it or relating to it is complete and correct in all material respects.

         4.12 ENVIRONMENTAL MATTERS. Borrower and its Consolidated Subsidiaries are in material compliance with Environmental Laws and neither Borrower nor any of its Consolidated Subsidiaries are subject to any liability or obligation under any Environmental Laws which would have a Material Adverse Effect.

5. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations to Lenders have been fully paid and this Agreement terminated, Borrower will:

         5.1 BOOKS AND RECORDS. Maintain proper books of account and other records and enter therein complete and accurate entries and records of all of its transactions and give representatives of Agents, at Revolving Credit Lenders' expense, reasonable access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as it may from time to time reasonably request. In addition, it will be available to Agents, or cause its officers to be available from time to time upon reasonable notice to discuss the status of the Loans, its business and any statements, records or documents furnished or made available to Agents in connection with this Agreement.

         5.2 SEC FILINGS AND SHAREHOLDERS REPORTS. Deliver to each Revolving Credit Lender within 14 days of the filing or distribution thereof: (i) copies of all periodic reports on Forms 10-K, 10-Q and 8-K which it may make to or file with the Securities Exchange Commission, and with its 10-K and 10-Q filings, a Compliance Certificate and (ii) its quarterly and annual reports to its shareholders.

         5.3 QUARTERLY STATEMENTS. If Borrower is not required to file 10-Q filings with the Securities Exchange Commission or does not file the same within forty-five days after the end of each fiscal quarter, furnish Revolving Credit Lenders within forty-five days after the end of each fiscal quarter internally prepared financial statements with respect to such fiscal quarter, which financial statements will include a balance sheet as of the end of such period and earnings, shareholders' equity and cash flow statements for such period and: (i) be accompanied by a Compliance Certificate, and (ii) be on a consolidated basis for Borrower and its Consolidated Subsidiaries, if any, in accordance with GAAP, subject to normal year-end adjustments.

         5.4 ANNUAL STATEMENTS. If Borrower is not required to file 10-K filings with the Securities Exchange Commission or does not file the same within ninety days after the end of each fiscal year, furnish each Revolving Credit Lender within ninety days after the end of each fiscal year Borrower's annual audited financial statements with respect to such fiscal year, which financial statements will include a balance sheet as of the end of such period and earnings, shareholders' equity and cash flow statements for such period and: (i) be accompanied by a Compliance Certificate, (ii) be on a consolidated basis for Borrower and its Consolidated Subsidiaries, if any, in accordance with GAAP, and (iii) contain the unqualified opinion of an independent certified public accountant reasonably acceptable to

                  Administrative Agent; examination will have been made in accordance with generally accepted auditing standards and such opinion will contain a report reasonably satisfactory to Administrative Agent setting forth any inconsistency in the application of generally accepted accounting principles with the preceding years' statements, if any.

         5.5 TAXES. Pay and discharge when due all material taxes, assessments, charges, levies and other similar liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which it has set aside adequate reserves or made other adequate provision with respect thereto. As used herein, material will mean those items which could result in a Material Adverse Effect if not so paid or discharged.

         5.6 INSURANCE. Keep its insurable real and personal property insured with responsible insurance companies against loss or damage from hazards and maintain public liability insurance, all in an amount reasonably consistent with Borrower's current practices.

         5.7 COMPLIANCE WITH LAWS. Comply in all material respects with all laws and regulations applicable to it and to the operation of its business, including without limitation those relating to environmental and health matters, and do all things necessary to maintain, renew and keep in full force and effect all rights, permits, licenses, certificates, satisfactory clearances and franchises necessary to enable it to continue its business, to the extent its failure to comply with or do any of the foregoing could result in a Material Adverse Effect.

         5.8 ENVIRONMENTAL VIOLATIONS. Promptly notify Administrative Agent of any violation by it of any Environmental Law; to the extent such violation would, in the reasonable judgment of Borrower, have a Material Adverse Effect.

         5.9 ERISA COMPLIANCE. To the extent necessary to prevent a Material Adverse Effect, Borrower will, and will cause each of its Consolidated Subsidiaries to, comply in all material respects with the applicable provisions of ERISA. Borrower will promptly furnish to Administrative Agent, information relating to: (i) any Reportable Event, (ii) any Plan termination or any intention of Plan termination, (iii) any failure to make any payment to the PBGC or any other payment with respect to a Plan or (iv) any possible Withdrawal Liability with respect to a Multiemployer Plan, to the extent any of the foregoing could have a Material Adverse Effect.

         5.10 NOTICE OF DEFAULT. Notify Administrative Agent in writing within five Business Days after it knows or has reason to know of the occurrence of an Event of Default.

         5.11 CHANGE IN BUSINESS. Not make any change in its business which would cause the type of business primarily conducted by Borrower and its Consolidated

                  Subsidiaries, considered on a consolidated basis, to be materially different from the type of business primarily being conducted on the date hereof.

6. NEGATIVE COVENANTS. Borrower covenants and agrees that from the date of execution of this Agreement until all of the Obligations have been fully paid and this Agreement terminated:

         6.1 LIENS. Borrower will not and will cause its Consolidated Subsidiaries to not incur, create, assume, become or be liable in any way, or suffer to exist any mortgage, pledge, lien, charge, or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than Permitted Liens.

         6.2 RESTRICTIONS ON INDEBTEDNESS OF CONSOLIDATED SUBSIDIARIES.. Borrower will not permit any Consolidated Subsidiary to become or to be liable in respect of any Indebtedness, other than:
                  (i) Indebtedness of a corporation existing at the time such corporation becomes a Subsidiary and not created in contemplation of such event, (ii) Indebtedness to Borrower or another Consolidated Subsidiary, and (iii) other Indebtedness of Consolidated Subsidiaries in an aggregate principal amount at any time outstanding not exceeding 15% of Borrower's Net Worth.

         6.3 OWNERSHIP. Borrower will not permit or suffer any Person or its Affiliates (other than John H. McConnell, John P. McConnell, their Affiliates or a group in which the foregoing are a principal participant) to acquire 30% or more of the stock (or equivalent ownership or controlling interest) having by the terms thereof ordinary voting power to elect a majority of the directors of Borrower (irrespective of whether or not at the time stock of any class or classes of Borrower will have or might have voting power by reason of the happening of any contingency).

         6.4 CONSOLIDATED INDEBTEDNESS TO CAPITALIZATION. Borrower will not permit the ratio of Borrower's Consolidated Indebtedness to Borrower's Capitalization to be greater than 50% calculated as of the end of each fiscal quarter of Borrower.

         6.5 NET WORTH. Borrower will not permit Borrower's Net Worth to be less than $450,000,000 calculated as of the end of each fiscal quarter of Borrower.

         6.6 MERGER. Borrower will not merge or consolidate with or into any other Person unless either (i) Borrower is the surviving entity or (ii) Borrower merges or consolidates with a Consolidated Subsidiary and the surviving corporation: (a) is organized and existing under the laws of a state of the United States, (b) has the majority of its property and assets within the continental limits of the United States of America, and
                  (c) assumes in writing all of the obligations and liabilities of Borrower under the Loan Documents; and immediately after giving effect to such transaction, no condition or event exists which constitutes a Default or an Event of Default.

         6.7 SALE OF ASSETS. Borrower will not sell, lease, or otherwise dispose of all or substantially all of Borrower's assets calculated on a consolidated basis for Borrower and its Consolidated Subsidiaries.

         6.8 TRANSACTIONS WITH UNRESTRICTED SUBSIDIARIES. Borrower and its Consolidated Subsidiaries will not enter into any material transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Unrestricted Subsidiary unless such transaction is otherwise permitted under this Agreement and is on fair and reasonable terms not materially less favorable to it than it would obtain in a comparable arm's length transaction with an unrelated entity.

         6.9 GOVERNANCE DOCUMENTS. Borrower will not amend or change its Certificate of Incorporation or its Bylaws in any manner which is materially adverse to the Lenders.

7.       EVENTS OF DEFAULT. Upon the occurrence of any of the following events:

         7.1 PAYMENT. The non-payment by Borrower of: (i) any principal amount of any of the Advances when due, whether by acceleration or otherwise or (ii) the non-payment by Borrower of any interest, fees or other amounts owing hereunder or under any of the other Loan Documents within five days of when the same is due;

         7.2 COVENANTS. The default in the due observance of any covenant or agreement to be kept or performed by Borrower under the terms of this Agreement or any of the Loan Documents and the failure or inability of it to cure such default: (i) within forty-five (45) days after written notice thereof from Borrower to Administrative Agent if given within the period provided in Section 5.10, above, or (ii) if such notice is not given by Borrower within the period specified in Section 5.10, within forty-five days of the date Borrower was required to give notice thereof pursuant to Section 5.10; provided that such forty-five day grace period will not apply to: (i) any default which in Administrative Agent's good faith determination is incapable of cure or (ii) any default in any covenants listed in Sections 6.3 through 6.7;

         7.3 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by Borrower in this Agreement is false or erroneous in any material respect as of the date made;

         7.4 BANKRUPTCY, ETC., OF BORROWER OR AN ACTIVE CONSOLIDATED SUBSIDIARY. Borrower or an Active Consolidated Subsidiary that is material to the business, operations or financial condition of Borrower and its Consolidated Subsidiaries considered on a consolidated basis: (i) dissolves or is the subject of any dissolution, a winding up or liquidation; (ii) makes a general assignment for the benefit of creditors; or (iii) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for its property or assets or any part thereof, or any other proceeding under any federal or state insolvency law, and if filed against it, the same has not been dismissed or discharged within sixty days thereof;

         7.5      BANKRUPTCY, ETC., OF UNRESTRICTED SUBSIDIARY. An Unrestricted
                  Subsidiary: (i) makes a general assignment for the benefit of creditors or (ii) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for its property or assets or any part thereof, or any other proceeding under any federal or state insolvency law, and if filed against it, the same has not been dismissed or discharged within sixty days thereof, but only if such event would result in a Material Adverse Effect;

         7.6 JUDGMENTS. Unless adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $10,000,000 against Borrower and the failure by Borrower: (i) to discharge the same, or cause it to be discharged, within thirty days from the date of the order, decree or process under which or pursuant to which such judgment was entered or
                  (ii) to secure a stay of execution pending appeal of such judgment; or the entry of one or more final monetary or non-monetary judgments or orders against Borrower which, singly or in the aggregate, does or could reasonably be expected to cause a Material Adverse Effect; or

         7.7 OTHER INDEBTEDNESS. A default by Borrower with respect to any evidence of Indebtedness in excess of $5,000,000 by it for borrowed money (other than to Lenders pursuant to this Agreement), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it in excess of $5,000,000 for borrowed money (other than to Lenders pursuant to this Loan Agreement) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period);

         then in any such event ("Event of Default"), the Agents, acting jointly, may, or upon the request of the Majority Lenders will, take any or all of the following actions (provided that if any Event of Default specified in Section 7.4, above, as to Borrower, occurs, the results described in clauses (i) and (ii), below, will occur automatically): (i) declare the Revolving Commitments terminated, (ii) declare the Secondary Revolving Credit Commitments terminated, (iii) declare all principal, interest and other amounts due and payable hereunder and under the Loan Documents to be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which hereby are waived by Borrower, and (iv) exercise any other rights and remedies provided hereunder, under any of the Loan Documents and/or by applicable law. After the occurrence of any Event of Default Lenders are authorized at any time and from time to time without notice to Borrower to offset, appropriate and apply to all or any part of the Obligations all moneys, credits, deposits (general or special, demand or time, provisional or final) and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with

         (whether held by Borrower individually or jointly with another party) any of Lenders and any or all indebtedness at any time owing by such Lender to or for the credit or account of Borrower. The rights and remedies of Lenders upon the occurrence of any Event of Default will include but not be limited to all rights and remedies provided in the Loan Documents and all rights and remedies provided under applicable law. Borrower irrevocably waives any right to direct the application of any payments received by any Lender or Agents from or on behalf of Borrower after the occurrence of any Event of Default.

8.       INTERCREDITOR LIEN AND PAYMENT PROVISIONS.

         8.1      SHARING OF PAYMENTS, ETC.

                  8.1.1 Except as otherwise expressly required by the terms of this Agreement, each payment or prepayment of principal, interest, fees, expenses and other charges under the Credit Facilities and each reduction of the Total Commitment will be applied pro-rata among Lenders in accordance with their respective Ratable Portions applicable thereto.

                  8.1.2 If any Revolving Credit Lender as to Revolving Loans, Secondary Revolving Credit Lender as to Secondary Revolving Credit Loans, or Lender as to Competitive Bid Loans at any time obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Advances owing to it (other than payments pursuant to Section 2.13, and payments of fees and expenses to Agents pursuant to Sections 2.11.2.4 and 2.11.2.5 and of indemnities and expenses to Agents pursuant to the terms of this Agreement), in excess of its Ratable Portion, such Lender will forthwith purchase from the other Lenders such participations in the Advances, as applicable, owing to them as will be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender will be rescinded and such Lender will repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required payment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                  8.1.3 Borrower and Lenders further acknowledge that Administrative Agent will not be obligated to make any Advances to the extent that any of the other Lenders do not contribute their Ratable Portion of any Advance.

                  8.1.4 Each Lender's Ratable Portion of any payment hereunder will be reduced to the extent that such Lender has not contributed its Ratable Portion of any amount owing to Administrative Agent hereunder.

                  8.1.5 Each Lender's obligation to purchase participation interests pursuant to this Agreement will be absolute and unconditional.

                  8.1.6 Each Lender will be entitled to receive from Administrative Agent its Ratable Portion of interest on Advances of such Lender only as calculated based upon funds actually received by Administrative Agent from each Lender by 11:00 a.m. (New York, New York time) on the day due from such Lender. Funds received by Administrative Agent after such cut off time will be treated as having been received by Administrative Agent on the next Business Day following the day on which received.

                  8.1.7 To the extent that Administrative Agent will have disbursed a Borrowing on a day prior to receipt by Administrative Agent of a Lender's Ratable Portion of such Borrowing, interest accrued and paid on such unfunded sums will be for the account of Administrative Agent.

         8.2 RECEIPT OF PAYMENTS BY LENDERS. Should any payment or distribution not permitted by the provisions of this Agreement or the Loan Documents or proceeds thereof be received by any Lender upon or with respect to all or any part of the Notes or Obligations prior to the full payment and satisfaction of the Obligations in the priority set forth in this Section and the termination of all financing arrangements between Lenders and Borrower, such Lender will deliver the same to Administrative Agent in precisely the form received (except for the endorsement or assignment of Lender where necessary), for application to the Obligations (whether due or not due in such order and manner as set forth herein), and, until so delivered, the same will be held in trust by such Lender as property of Administrative Agent on behalf of all of Lenders. In the event of the failure of any Lender to make any such endorsement or assignment, Administrative Agent on behalf of all of Lenders, or any of its officers or employees on behalf of Administrative Agent on behalf of all of Lenders, is hereby irrevocably authorized in its own name or in the name of Lenders to make the same, and is hereby appointed each Lender's attorney-in-fact for those purposes, that appointment being coupled with an interest and irrevocable.

         8.3 DISTRIBUTIONS, ETC. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof to creditors of

                  Borrower or to any indebtedness, liabilities and obligations of Borrower, or upon any liquidation, dissolution or other winding up of Borrower or Borrower's business, or in the event of any sale (singly or in the aggregate) of all or any substantial part of the assets of Borrower, or in the event of any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which will be payable or deliverable upon or with respect to all or any part of the Obligations will be paid or delivered directly to Administrative Agent for application to the Obligations (whether due or not due in order and manner as set forth herein) until the Obligations will have been fully paid and satisfied. Lenders hereby irrevocably authorize and empower Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings in Administrative Agent's own name or in the name of Lenders or otherwise, as Lender may deem necessary or advisable to carry out the provisions of this Section. Lenders hereby agree to execute and deliver to Agents such limited powers of attorney, assignments, endorsements or other instruments as may be requested by Agents in order to enable Agents to enforce any and all claims upon or with respect to the Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Obligations.

         8.4 BENEFIT. The provisions of this Section are solely for the benefit of Lenders, and may at any time or times be changed by Lenders pursuant to the terms of this Agreement, as they may elect but without necessity of notice to or consent or approval by Borrower or any other Person (other than Lenders pursuant to the terms of this Agreement with respect to amendments, modifications, etc.); and neither Borrower nor any other Person will have any right to rely on or enforce any of the provisions hereof.

9. REPRESENTATIONS AND WARRANTIES TO SURVIVE. All representations, warranties, covenants and agreements made by Borrower herein and in the other Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Notes.

10. ENVIRONMENTAL INDEMNIFICATION. Borrower agrees that it will indemnify and hold harmless Agents and Lenders from any costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines, penalties including without limitation those costs, expenses, and fines within the meaning of CERCLA and other related liabilities which may arise under Environmental Laws in connection with the assets of Borrower or its Consolidated Subsidiaries or the operation of their businesses, to the extent Agents or Lenders may be held responsible for such items as a result of this Loan Agreement, any acts or omissions in connection therewith, or any matters relating thereto. The provisions of this Section will survive any termination of this Agreement.

11.      AGENTS.

         11.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and irrevocably authorizes Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby expressly authorizes Agents to execute, deliver and perform its obligations hereunder and under each of the Loan Documents to which either of Agents are a party, and to exercise hereunder or thereunder all rights, powers and remedies that Agents may have hereunder or thereunder. Each Lender agrees that any action taken by Agents in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by Agents of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, will be authorized and binding upon all Lenders. As to any matters not expressly provided for hereunder or by the Loan Documents (including, without limitation, enforcement or collection of the Obligations), Agents will not be required to exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders (or if applicable under Section 12.4 below, all Lenders), and such instructions will be binding upon all Lenders. The duties of Agents will be mechanical and administrative in nature and Agents will have no fiduciary relationship in respect of any Lender. If Agents will request instructions from any Lenders with respect to any act or failure to act in connection with this Agreement, the Credit Facilities or any of the Loan Documents, Agents will be entitled to refrain from such act or taking such action unless and until Agents have received instructions and Agents will have no liability to any Person or Lender by reason of so refraining. Agents will not be required to take any action which exposes Agents to personal liability or is contrary to this Agreement or applicable law.

         11.2 AGENTS' RELIANCE, ETC. Neither Agents, any Affiliate of Agents, nor any of their respective directors, officers, agents, employees, attorneys or consultants will be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, any of the Obligations or any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agents: (a) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by Agents and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) make no warranty or representation to any Lender and will not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the Notes or any Loan Document; (c) will not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Obligations or any Loan Document on the part of Borrower or as to the existence or possible existence of any Default or Event of Default or to inspect the property (including the books and records) of Borrower; (d) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Obligations or any Loan Document or any other instrument or document furnished pursuant thereto; and (e) will incur no liability under or in respect of this Agreement, the Obligations or any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telegram, cable, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties. Agents will not be liable for any apportionment or distribution of payments made by it reasonably and in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, will be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

         11.3 AGENTS AND THEIR AFFILIATES. With respect to its Revolving Commitments, the Advances made by it and the Notes issued to it, Agents will have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though they were not Agents; and the term "Lender" or "Lenders" will, unless otherwise expressly indicated, include Agents in their individual capacity. Agents and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower, Borrower's Affiliates and any Person who may do business with or own securities of Borrower or Borrower's Affiliates, all as if they were not Agents and without any duty to account therefor to Lenders.

         11.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agents or any other Lender and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or otherwise relating to this Agreement and the Obligations; and Agents will not have any duty or responsibility at any time to provide any Lender with any credit or other information with respect thereto.

         11.5 INDEMNIFICATION. Lenders agree to indemnify Agents (to the extent not reimbursed by Borrower), ratably according to the sum of their respective Revolving Commitments plus Secondary Revolving Credit Commitments existing on the date hereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agents in any way relating to or arising out of this Agreement, the Notes, the Obligations or any of the Loan Documents or any action taken or omitted by Agents under this Agreement, the Notes, the Obligations or any of the Loan

                  Documents, provided that no Lender will be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agents' gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agents promptly upon demand for its ratable share of any out-of-pocket expenses incurred by Agents in connection with the preparation, review, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes, the Obligations or any of the Loan Documents, or any of them, to the extent that Agents are not reimbursed for such expenses by Borrower. The provisions of this Section will survive the termination of this Agreement.

         11.6 SUCCESSOR AGENTS. Either Agent may resign at any time as Agent under this Agreement, the Notes or the Loan Documents by giving written notice thereof to Lenders and Borrower, which resignation will be effective only upon the appointment of a successor Agent. Upon any such resignation, the Majority Lenders will, on behalf of Lenders, appoint a successor Agent, which will be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent will be discharged from its duties and obligations under this Agreement; provided, however, that the successor Agent will not be considered as a Lender for purposes of this Agreement unless it is otherwise a Lender. After any retiring Agent's resignation, the provisions of this Section will inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If the other Lenders request either Agent to resign, then, prior to such resignation, the other Lenders will cause such Agent to be paid all amounts owed to such Agent hereunder, including, without limitation, such Agent's Ratable Portion of all outstanding Advances and other Obligations.

         11.7 RELATIONS AMONG LENDERS. Each Lender agrees that it will not take or institute any actions or proceedings, against Borrower under this Agreement or any of the Loan Documents, without the prior written consent of the Majority Lenders.

         11.8 BENEFIT. The provisions of this Section are solely for the benefit of Agents and Lenders, and may at any time or times be changed by Lenders as they may elect without necessity of notice to or consent or approval by Borrower or other Person (other than Lenders pursuant to Section 12.4, below); and neither Borrower or other Person will have any right to rely on or enforce any of the provisions hereof. In performing its actions and duties under this Agreement Agents act solely as Agent of Lenders and do not assume or have any obligation toward or agency relationship with or for Borrower.

12.      GENERAL.

         12.1 WAIVER. No delay or omission on the part of any Lender or Agents to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or any acquiescence therein nor will the action or nonaction of any Lender or Agents in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature. No disbursement of Advances hereunder will constitute a waiver of any of the conditions to Lenders' or Agents' obligation to make further disbursements; nor, in the event that Borrower is unable to satisfy any such condition, will any such disbursement have the effect of precluding Lenders from thereafter declaring such inability to be a Default or an Event of Default. No modification or waiver of any provision of this Agreement or any of the Loan Documents, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance. Unless otherwise agreed in writing by all Lenders pursuant to Section 12.4 hereof, the liability of Borrower will not be affected by any surrender, exchange, acceptance, or release by Agents or any Lender of any party or other person or any other guarantee or any security held by it for any of the Obligations or by Agents' or any Lender's failure to take any steps to perfect or maintain its lien or security interest in or to preserve any of its rights to, any guarantee, security or other collateral for any of the Obligations, by any delay or omission in exercising any right, remedy or power with respect to any of the Obligations or any guarantee or collateral therefor, or by any irregularity, unenforceability or invalidity of any of the Obligations or any security or guarantee therefor. Subject to Section 12.4 hereof, Lenders at any time and from time to time, and without impairing, releasing, discharging or modifying the liabilities of Borrower hereunder, may (a) without the consent of or notice to Borrower, change the manner, amount, place or terms of payment or performance of or interest rates on, or change or extend the time of payment of, or other terms relating to, any of the Obligations, (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to, any of the Obligations without the consent of or notice to Borrower, (c) renew, substitute, modify, amend or alter, or grant consents or waivers relating to, any guarantee or any security for any guarantee, (d) apply any and all payments received by a Lender by whomever paid or however realized, to any of the Obligations in such order, manner and amount as such Lender may determine in its sole discretion, (e) deal with any Person in respect of the Obligations in such manner as such Lender deems appropriate in its sole discretion and/or (f) substitute any security or guarantee. Irrespective of the taking or refraining from the taking of any such action, the obligations of Borrower will remain in full force and effect. Lenders and Agents in their sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon Borrower and need not pursue any remedy or remedies against Borrower or any other Person before having recourse against Borrower hereunder.

         12.2 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telex, telecopy (followed by written confirmation) or other telegraphic means, or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

                  To Administrative Agent:  The Bank of Nova Scotia
                                            600 Peach Street, N.E., Suite 2700
                                            Atlanta, Georgia  30308
                                            Attention:  Amanda Norsworthy
                                            Telecopier No.:  (404) 888-8998
                                            Telephone No.:  (404) 877-1551

                  To Documentation Agent:   PNC Bank, National Association
                                            Energy, Metals and Mining
                                            249 Fifth Avenue
                                            Pittsburgh, Pennsylvania  15222-2707
                                            Attention:  David W. Mengel
                                            Telecopier No.:  (412) 762-6484
                                            Telephone No.:  (412) 762-2524

                  To Borrower:              Worthington Industries, Inc.
                                            1205 Dearborn Drive
                                            Columbus, Ohio 43085
                                            Attention:  Treasurer
                                            Telecopier No.:  (614) 438-7508
                                            Telephone No.:  (614) 438-3187

                  With copy with            Worthington Industries, Inc.
                  respect to notices        1205 Dearborn Drive
                  under Section 7 only:     Columbus, Ohio 43085
                                            Attention: General Counsel
                                            Telecopier No.: (614) 840-3706
                                            Telephone No.: (614) 438-3001

                  To Revolving              At their addresses set forth on the
                  Credit Lenders:           Amended and Restated Schedule 1,
                                            attached hereto

                  To Secondary              At their addresses set forth on
                  Revolving Credit Lenders: Schedule 2, attached hereto

                  To Designated Lenders:    At their addresses set forth in the
                                            applicable Designation Agreement

                  All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, telecopy or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail, except that notices and communications to Administrative Agent pursuant to Section 2 above, will not be effective until received by Administrative Agent.

         12.3     SUCCESSORS AND ASSIGNS.

                  12.3.1 This Agreement will be binding upon and inure to the benefit of Borrower and Lenders and their respective successors and assigns, provided, however, that Borrower may not assign this Agreement in whole or in part without the prior written consent of all of the Lenders.

                  12.3.2 Each Lender may, with the prior written consent of Agents and Borrower, which consent will not be unreasonably withheld, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Commitments, the Secondary Revolving Credit Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that except as provided in Section 12.3.7, (i) each Revolving Credit Lender may assign to an Affiliate of such Revolving Credit Lender that is a bank without any such consent, and each Secondary Revolving Credit Lender may assign to an Affiliate of such Secondary Revolving Credit Lender that is a bank without any such consent, and each Designated Lender may assign its Competitive Bid Loan to its Designating Lender or to another Designated Lender designated by such Designating Lender and such assignment by a Designated Lender will not be subject to the requirements of clauses (ii) through (iv) of this Section 12.3.2 provided that the Designated Lender and Designating Lender notify the Administrative Agent promptly of such assignment,
                           (ii) each such assignment will be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Credit Facilities, (iii) except in the case of an assignment of all of a Revolving Credit Lender's or a Secondary Revolving Credit Lender's rights and obligations under this Agreement, (A) the amount of the Revolving Commitment of the assigning Revolving Credit Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) will in no event be less than $5,000,000 and will be an integral multiple of $1,000,000 and (B) after giving effect to each such assignment, the amount of the Revolving Commitment of the assigning Revolving Credit Lender will in no event be less than $10,000,000 unless it is reduced to zero; (C) the amount of the Secondary Revolving Credit Commitment of the assigning Secondary Revolving Credit Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) will in no event be less than $5,000,000 and will be an integral multiple of $1,000,000 and (D) after giving effect to each such assignment, the amount of the Secondary Revolving Credit Commitment of the assigning Secondary Revolving Credit Lender will in no event be less than $10,000,000 unless it is reduced to zero, and (iv) the parties to each such assignment will execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, for the sole account of Administrative Agent, a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder will be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Revolving Credit Lender hereunder or a Secondary Revolving Credit Lender, depending on the nature of the commitment being assigned, and (y) Lender assignor thereunder will, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Revolving Credit Lender's or Secondary Revolving Credit Lender's, as applicable, rights and obligations under this Agreement, such Revolving Credit Lender or Secondary Revolving Credit Lender, as the case may be, will cease to be a party hereto).

                  12.3.3 Administrative Agent will maintain at its address referred to above for notices a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the respective Revolving Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register will be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register will be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  12.3.4 Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, Administrative Agent will, if such Assignment and Acceptance has been completed and is in substantially the form of delivered to Lenders in connection with the Closing, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
                           (iii) give prompt notice thereof to Borrower. Within five Business Days after its receipt of such notice, Borrower, at its own expense, will execute and deliver to Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes will be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, will be dated the effective date of such Assignment and Acceptance.

                  12.3.5 Each Lender may sell participation to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Commitments, Secondary Revolving Credit Commitments, and the Advances owing to it and the Note or Notes held by it); provided, however, that
                           (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Commitments and Secondary Revolving Credit Commitments to Borrower hereunder) will remain unchanged, (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender will remain the holder of any such Notes for all purposes of this Agreement, (iv) Borrower, Agents and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation will have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any party therefrom except the following if so provided in the participation agreement: (i) changes to the amount of, or rate of interest on, any Note held by any Lender and (ii) postpone any date fixed for any payment of principal of, or interest on, any of the Notes. Notwithstanding the foregoing, Borrower agrees that each such participant will, to the extent provided in its participation, be entitled to the rights and benefits under Section 2.12 and, subject to Section 7, all rights of setoff under this Agreement with respect to its participating interest, in each case, as if such participant were a Lender.

                  12.3.6 Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower.

                  12.3.7 Any Revolving Credit Lender (each a "Designating Lender") may at any time designate one or more Designated Lenders to fund Competitive Bid Loans which the Designating Lender is required to fund subject to the terms of this Section 12.3.7 and the provisions on Section 12.3.2 shall not apply to such designation. No Revolving Credit Lender shall be entitled to make more than two such designations. The parties to each such designation shall execute and deliver to the Agent, for its acceptance, a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Documentation Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to
                           Section 2.2 after the Borrower has accepted a Competitive Bid (or a portion thereof) of the Designating Lender. Each Designating Lender shall serve as the agent (in its capacity as a Designating Lender) of the Designated Lender and shall on behalf of the Designated Lender give and receive all communications and notices and take all actions hereunder, including without limitation votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as agent (in its capacity as a Designating Lender) for the Designated Lender and shall not be signed by the Designated Lender. The Borrower, the Agents and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same.

         12.4 MODIFICATIONS. No modification, amendment or waiver of any provision of this Agreement or any of the Loan Documents nor consent to any departure therefrom by Borrower will in any event be effective unless the same is in writing signed by the Majority Lenders and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given, provided, however, that no amendment, waiver or consent will, unless in writing and signed by all Lenders, (i) except as provided in Section 2.15, change the percentage amount of the Revolving Commitments; (ii) change the percentage amount of the Secondary Revolving Credit Commitments; (iii) change the aggregate unpaid principal amount of the Notes or the number of Lenders which will be required for Lenders or any of them to take any action hereunder; (iv) waive any Event of Default under Section 7.1 hereof; (v) amend Sections 7, 10, 12.3.1 or this Section 12.4; (vi) increase any Commitment of any Lender;
                  (vii) change the rate of interest on any Note held by any Lender; (viii) postpone any date fixed for any payment of principal of, or interest on, any of the Notes; or (ix) release Borrower; and provided further, however, that no amendment, waiver or consent will, unless in writing and signed by Agents in addition to all Lenders or the Majority Lenders, as the case may be, affect the rights or duties of Agents under this Agreement, the Obligations or any Loan Document. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance. Notwithstanding anything to the contrary contained herein, Agents may in their sole discretion subject to approval of Borrower and without the consent of the Majority Lenders reduce or increase the fees or expenses that Borrower is required to pay to Agents for their own account.

         12.5 ILLEGALITY. If fulfillment of any provision hereof or any transaction related hereto or of any provision of any of the Loan Documents, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of Lenders, all of the Obligations will become immediately due and payable.

         12.6 GENDER, ETC. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

         12.7 HEADINGS. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

         12.8 LIABILITY OF LENDERS. Borrower hereby agrees that neither Agents nor Lenders will be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agent or attorney selected with reasonable care and in the exercise of good faith by Lenders in making examinations, investigations or collections under the Loan Documents, unless Agents or Lenders actually know that such mistake, negligence, act or omission is incorrect at the time committed.

         12.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

         12.10 REMEDIES CUMULATIVE. No single or partial exercise of any right or remedy by Lenders will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder and in any instrument or document evidencing, securing, guaranteeing or relating to any Loan or now or hereafter existing at law or in equity or by statute are cumulative and none of them will be exclusive of the others or any other remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lenders may deem appropriate.

         12.11 COSTS, EXPENSES AND LEGAL FEES. Borrower will be solely responsible for all reasonable fees and expenses for appraisals, surveys, title insurance, lien searches environmental reports, recording fees, documentary taxes and similar items. Borrower agrees to reimburse on demand Agents and Lenders for all reasonable out-of-pocket costs and expenses, including, without limitation, due diligence expenses and reasonable fees and expenses of auditors, attorneys (which attorneys may be Agent's employees) and including, without limitation, the reasonable Attorneys Fees and disbursements and other expenses, expended or incurred in amending, supplementing, waiving or enforcing provisions of this Agreement and the other Loan Documents; in enforcing this Agreement and the other Loan Documents (with respect to the enforcement of this Agreement and other Loan Documents, Borrower agrees to reimburse on demand the Lenders for all reasonable out-of-pocket costs and expenses incurred in connection with such enforcement); in obtaining advice from auditors, attorneys and other advisors regarding its rights and responsibilities under this Agreement and the other Loan Documents, or the perfection, protection or preservation of rights and interests hereunder or thereunder; in collecting any sum which is not paid when due under this Agreement and the other Loan Documents; in negotiations with respect to any Default or Event of Default or any restructuring or "working out" the credit facilities; and/or in the protection, perfection, preservation and enforcement of any and all rights of Agents and Lender's in connection with this Agreement and any of the other Loan Documents, including, without limitation, the fees and costs incurred in any out-of-court work-out, any litigation or in any bankruptcy or reorganization proceeding or similar proceeding.

         12.12 INDEMNITY. Borrower will indemnify, defend and hold harmless Agents and Lenders, their respective directors, officers, counsel and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and Attorneys Fees reasonably incurred), that any such indemnified party may incur arising under or by reason of this Agreement, any of the Credit Facilities or Loan Documents, or any act hereunder or thereunder or with respect hereto or thereto except the willful misconduct or negligence of such indemnified party. Without limiting the generality of the foregoing, Borrower agrees that if, after receipt by Agents or any Lender of any payment of all or any part of the Obligations, demand is made at any time upon Agents and/or any Lender for the repayment or recovery of any amount or amounts received by it in payment or on account of the Obligations and Agents and/or Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body, or by reason of any settlement or compromise of any such demand, this Agreement will continue in full force and effect and Borrower will be liable, and will indemnify, defend and hold harmless Agents and Lenders for the amount or amounts so repaid. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment, and any such contrary action so taken will be without prejudice to Agents and any Lender's rights under this Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the termination of this Agreement.

         12.13 CONTINUING AGREEMENT. This Agreement is and is intended to be a continuing Agreement and will remain in full force and effect until the Obligations are finally and irrevocably paid in full and the Credit Facilities are terminated.

         12.14 COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, the other Loan Documents and related documents delivered on the Closing Date, on the Revised Closing Date, and on the Second Revised Closing Date, constitutes the entire agreement of the parties hereto regarding the subject matter hereof and thereof and supersedes any prior or written agreements or understandings regarding such subject matter.

         12.15 NO THIRD PARTY BENEFICIARIES. Nothing express or implied herein is intended or will be construed to confer upon or give any person, firm or corporation, other than the parties hereto, any right to remedy hereunder or by reasons hereof.

         12.16 TAX WITHHOLDING CLAUSE. Each Lender or assignee or participant of Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Documentation Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable forms prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United Stated federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form of certificate of such Lender, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to Borrower and the Documentation Agent a form or certificate pursuant to the preceding sentence will deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date will deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrower hereunder for the account of such Lender; (B) each assignee or participant will deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Documentation Agent in its sole discretion will permit such form or certificate less than five (5) Business Days before such date in which case it will be due on the date specified by Documentation Agent). Each Lender, assignee or participant that so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of Borrower and the Documentation Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Documentation Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. Documentation Agent will be entitled to withhold United States federal income taxes at the full withholding rate unless Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

         12.17 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained herein or in any of the agreements or transactions contemplated hereby is intended or will be constructed to create any relationship other than as expressly stated herein or therein and will not create any joint venture, partnership or other relationship.

         12.18 GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, AND BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO, AND CONSENT THAT ANY SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH HEREIN FOR NOTICES AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5)

                  BUSINESS DAYS AFTER THE SAME HAS BEEN DEPOSITED IN U.S. MAILS, POSTAGE PREPAID; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT AGENTS FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST BORROWER INDIVIDUALLY OR AGAINST ANY PROPERTY OF BORROWER, WITHIN ANY OTHER STATE OR NATION. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. BORROWER, AGENTS AND LENDERS EACH UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH AGREEMENTS.


Dated as of October 14, 1998.


                                         WORTHINGTON INDUSTRIES, INC.,
                                         as Borrower

                                         By:/s/ John T. Baldwin
                                            ------------------------------------
                                         Print Name:    John T. Baldwin
                                                    ----------------------------
                                         Title:         Treasurer
                                               ---------------------------------


                                         THE BANK OF NOVA SCOTIA,
                                         on its own behalf as Lender and as
                                         Administrative Agent

                                         By:/s/ F.C.H. Ashby
                                            ------------------------------------
                                         Print Name:    F.C.H. Ashby
                                                    ----------------------------
                                         Title: Senior Manager Loan Operations
                                               ---------------------------------


                                         PNC BANK, NATIONAL ASSOCIATION,
                                         on its own behalf as Lender and as
                                         Documentation Agent,

                                         By:/s/ David W. Mengel
                                            ------------------------------------
                                         Print Name:    David W. Mengel
                                                    ----------------------------
                                         Title:         Senior Vice President
                                               ---------------------------------

                                         NATIONSBANK, N.A.,
                                         as Lender

                                         By:/s/ Philip S. Durand
                                            ------------------------------------
                                         Print Name:    Philip S. Durand
                                                    ----------------------------
                                         Title:         Vice President
                                               ---------------------------------


                                         WACHOVIA BANK, N.A.,
                                         as Lender

                                         By:/s/ Bradford L. Watkins
                                            ------------------------------------
                                         Print Name:    Bradford L. Watkins
                                                    ----------------------------
                                         Title:         Vice President
                                               ---------------------------------


                                         NBD BANK,
                                         as Lender

                                         By:/s/ Daniel J. Pienta
                                            ------------------------------------
                                         Print Name:    Daniel J. Pienta
                                                    ----------------------------
                                         Title:         Vice President
                                               ---------------------------------



                                         BANK ONE, N.A.,
                                         as Lender

                                         By:/s/ Douglas H. Klamfoth
                                            ------------------------------------
                                         Print Name:    Douglas H. Klamfoth
                                                    ----------------------------
                                         Title:         Vice President
                                               ---------------------------------


                                         NATIONAL CITY BANK,
                                         as Lender

                                         By:/s/ William J. Whitley
                                            ------------------------------------
                                         Print Name:    William J. Whitley
                                                    ----------------------------
                                         Title:         Senior Vice President
                                               ---------------------------------